Exhibit 99.2

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EMPLOYEES UNDER

THE BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Name of Optionee:	%%FIRST_NAME%-% %%LAST_NAME%-%

No. of Option Shares:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Option Exercise Price per Share:	%%OPTION_PRICE%-%

Vesting Start Date:	%%VEST_BASE_DATE%-%

Grant Date:	%%OPTION_DATE%-%

Expiration Date:	%%EXPIRE_DATE_PERIOD1%-%__

Pursuant to the Blueprint Medicines Corporation 2024 Stock Incentive Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share, of the Company (the “Stock”) specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement, including the Privacy Notice attached as Exhibit A, and any Country-Specific Terms and Conditions for the Optionee’s country attached hereto as Exhibit B (together, the “Agreement”), and in the Plan.  This Stock Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended.

1.            Exercisability Schedule.  No portion of this Stock Option may be exercised until such portion shall have become exercisable.  Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall be exercisable as follows:

For so long as Optionee remains in any continuous relationship with the Company or any Affiliate (either as applicable, a “Service Recipient”) as an employee, Non-Employee Director or Consultant (the “Service Relationship”) through each applicable vesting date, the Option Shares shall vest and become exercisable in forty-eight (48) equal monthly installments beginning on the one-month anniversary of the Vesting Start Date; provided that one hundred percent (100%) of the Option Shares shall become fully vested and exercisable immediately upon the termination of the Optionee's Service Relationship due to the Optionee’s death or disability.

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.            Manner of Exercise.

(a)            The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of an election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Subject to any restrictions on the manner of exercise set forth in Exhibit B or otherwise imposed by the Administrator, payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) subject to approval of the Administrator for Optionees outside the United States, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above.  Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein, including satisfaction of any applicable tax amount that is required to be withheld by the Company as described in Section 6 below, or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b)            Subject to any restriction on the manner of exercise set forth in Exhibit B or otherwise imposed by the Administrator, the shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)            Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.            Termination of Service Relationship.  If the Optionee’s Service Relationship is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)            Termination Due to Death.  If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on the date of termination by reason of death, whether already vested on the date of such termination or vested as a result of the Optionee's death in accordance with Section 1 of this Agreement, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b)            Termination Due to Disability.  If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability, any portion of this Stock Option outstanding on the date of termination by reason of disability, whether already vested on the date of such termination or vested as a result of such termination in accordance with Section 1 of this Agreement, may thereafter be exercised by the Optionee for a period of 12 months from the date of such termination or until the Expiration Date, if earlier.

(c)            Termination for Cause.  If the Optionee’s Service Relationship terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.  For purposes hereof, “Cause” shall mean (x) the same as any “cause” definition in an individual written employment or service agreement entered into between the Optionee and the Service Recipient, including any amendments thereto, in effect at the time of such termination, or (y) if no such agreement or definition is in effect, a determination by the Company that the Optionee’s Service Relationship terminates as a result of (i) the Optionee’s dishonest statements or acts with respect to the Company or any Affiliate, or any of the their respective current or prospective customers, suppliers, vendors or other third parties with which such any entity does business; (ii) the Optionee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or in either case, any crime of similar magnitude under any applicable non-U.S. laws; (iii) the Optionee’s willful failure or refusal to perform assigned duties and responsibilities to the reasonable satisfaction of the Service Recipient; (iv) the Optionee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate; or (v) the Optionee’s material violation of any provision of any agreement(s) between the Optionee and any Service Recipient relating to noncompetition, nondisclosure and/or assignment of inventions.

(d)            Other Termination.  If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier.  Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Company’s determination of the reason for termination of the Optionee’s Service Relationship with any Service Recipient shall be conclusive and binding on the Optionee and the Optionee’s representatives or legatees.

4.            Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.            Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.            Tax Withholding. The Optionee acknowledges that, regardless of any action taken by the Company or Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or Service Recipient. The Optionee further acknowledges that the Company and/or Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option, including, but not limited to, the grant, vesting or exercise of this Stock Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or any current or former Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Administrator to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and any Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)  requiring the Optionee to make a payment in a form acceptable to the Company; or

(b)  withholding from wages or other cash compensation paid to the Optionee by the Company and/or Service Recipient; or

(c)  withholding from proceeds of the sale of shares of Stock acquired upon exercise of this Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent); or

(d)  withholding in shares of Stock to be issued upon exercise of this Stock Option; or

(e)   any other method of withholding determined by the Administrator and permitted by applicable law.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Optionee’s jurisdiction(s). In the event of over-withholding, the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Stock, or if not refunded, the Optionee may seek a refund from local tax authorities. In the event of under-withholding, the Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Optionee is deemed to have been issued the full number of shares of Stock subject to the exercised Stock Option, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Optionee fails to comply with obligations in connection with the Tax-Related Items.

7.            No Obligation to Continue Service Relationship.  No Service Recipient is obligated by or as a result of the Plan or this Agreement to continue the Optionee's Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of any Service Recipient to terminate the Service Relationship of the Optionee at any time.

8.            Nature of Grant. In accepting the grant, the Optionee acknowledges, understands and agrees that:

(a)           the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)           the grant of this Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of stock options or benefits in lieu of stock options, even if stock options have been granted in the past;

(c)           all decisions with respect to future stock option or other grants, if any, will be at the sole discretion of the Company;

(d)           this Stock Option grant and the Optionee’s participation in the Plan shall not create a right to employment or other service relationship with the Company nor shall it be interpreted as forming or amending an employment or other service relationship with the Company or any Affiliate;

(e)           the Optionee is voluntarily participating in the Plan;

(f)            this Stock Option and the Option Shares subject to this Stock Option, and the income and value of same, are not intended to replace any pension rights, director fees or compensation for which the Optionee may be eligible;

(g)           this Stock Option and the Option Shares subject to this Stock Option, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments for which the Optionee may be eligible;

(h)           unless otherwise agreed with the Company, this Stock Option and the Option Shares subject to this Stock Option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of any Affiliate;

(i)            the future value of the underlying Option Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)            if the underlying Option Shares do not increase in value, this Stock Option may not have any value;

(k)            if the Optionee exercises the Stock Option and acquires shares of Stock, the value of such shares may increase or decrease in value, even below the Option Exercise Price;

(l)            no claim or entitlement to compensation or damages shall arise from (1) forfeiture of this Stock Option resulting from the termination of the Optionee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or providing services or the terms of an employment or service agreement, if any), and/or (2) termination of the Stock Option or recoupment of any shares of Stock, cash or other benefits resulting from the application of Section 15 of this Agreement; and

(m)          neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of this Stock Option or of any amounts due to the Optionee pursuant to the exercise of this Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

9.            No Advice Regarding Grant. Neither the Company nor any Affiliate is providing any tax, legal or financial advice, or making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the Option Shares. The Optionee understands and agrees that the Optionee should consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

10.          Integration.  This Agreement, including its Exhibits A and B, constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11.          Personal Data.  In order to administer the Plan and this Agreement, and to implement or structure future equity grants, the Company may collect and process the Optionee’s personal data, including sharing it with its Affiliates and certain service providers in connection with administering the Plan and performing its obligations under this Agreement. The Company may also transfer the Optionee’s personal data to countries with privacy laws that may be less protective than those of the Optionee’s country.  The attached Exhibit A -- Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Optionee’s personal data will be collected, processed and transferred and the Optionee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

12.          Language. The Optionee acknowledges that the Optionee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Optionee to understand the terms and conditions of this Agreement. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control unless otherwise required by local law.

13.          Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Stock Option or future awards that may be granted under the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.          Insider Trading Restrictions/Market Abuse Laws. The Optionee acknowledges that the Optionee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the Optionee's country and the designated broker's country, which may affect the ability to, directly or indirectly, acquire or sell, or attempt to sell, shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock (e.g., Stock Options) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by applicable laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations may be separate from and are in addition to those restrictions imposed under the Company’s insider trading policies and procedures as in effect and amended from time to time. The Optionee acknowledges the responsibility to comply with any applicable restrictions, and the Optionee should speak to a personal advisor on this matter.

15.          Clawback/Recoupment. The Stock Option, whether vested or unvested, and/or the shares of Stock (or other benefits) acquired upon exercise of the Stock Option, may be subject to any applicable Company clawback or recoupment policies, as in effect and amended from time to time, whether any such policy is adopted before, on or after the date of this Agreement or required under applicable laws (the “Recoupment Policies”). The Stock Option, whether vested or unvested, and any shares of Stock (or other benefits) acquired upon exercise of the Stock Option, shall be subject to deduction, clawback or forfeiture if and to the extent provided in any Recoupment Policies as well as to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any such recoupment obligations, among other things, the Optionee expressly authorizes the Company to issue instructions, on the Optionee's behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the Stock Option to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company's enforcement of the Recoupment Policies or compliance with applicable laws. No attempted or actual recovery of compensation as described in this Section 15 will be an event giving rise to the Optionee's right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, any Service Recipient.

16.          Foreign Asset/Account, Exchange Control and Tax Reporting. The Optionee's country of residence and/or Service Relationship may have certain foreign asset and/or account reporting requirements and exchange controls that may affect the Optionee's ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock acquired under the Plan) in a brokerage or bank account outside the Optionee's country. The Optionee understands that the Optionee may be required to report such accounts, assets or transactions to the tax or other authorities the Optionee’s country. The Optionee may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Optionee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Optionee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Stock acquired under the Plan. The Optionee acknowledges that it is the Optionee’s responsibility to be compliant with all such requirements, and that the Optionee should consult personal and legal tax advisors, as applicable, to ensure compliance.

17.          Exhibit B. Notwithstanding anything in this Agreement, this Stock Option shall be subject to any additional terms and conditions set forth in Exhibit B to this Agreement for the Optionee’s country of residence and/or Service Relationship. Moreover, if the Optionee transfers residence and/or Service Relationship to, or is considered a citizen or resident for local law purposes of, one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). Exhibit B constitutes part of this Agreement.

18.          Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Stock Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.          Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

20.          Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon exercise of this Stock Option prior to the completion of any registration or qualification of the shares under any applicable local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

21.          Governing Law and Venue. This Stock Option grant and the provisions of this Agreement are governed by, and subject to, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters are governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

22.          Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

23.          Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other optionee.

BLUEPRINT MEDICINES CORPORATION

By:
Name:	Kathryn D. Haviland
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:
%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-%
%%COUNTRY%-%
%%ZIPCODE%-%

EXHIBIT A

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

EMPLOYEES UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Privacy Notice

If you, the individual named as the Optionee in the Agreement to which this Exhibit A – Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller,) Company Affiliates and third-party service providers (“Providers”) as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Affiliates and certain Providers in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with Providers, we do so for purposes of administering the Plan and we enter into a contract with the Provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Only Company employees who need access to your personal data collected as part of administering the Plan and performing obligations under the Agreement will have access to this information.

Transfers of Personal Data

Your personal data may be sent to the Company, Company Affiliates and Providers in the United States or any country where we have operations or in which we engage Providers, which may include locations outside of your country of residence and where data protection rules may be different or provide less protection from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Company, Company Affiliates and Providers in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data. These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed. For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA. A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner: Data Protection - Switzerland (admin.ch).

In compliance with the EU-U.S. Data Privacy Framework and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF, Blueprint Medicines commits to refer unresolved complaints concerning our handling of personal data received in reliance on the EU-U.S. DPF and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF to BBB NATIONAL PROGRAMS, an alternative dispute resolution provider based in the United States.  If you do not receive timely acknowledgment of your DPF Principles-related complaint from us, or if we have not addressed your DPF Principles-related complaint to your satisfaction, please visit www.bbbprograms.org/dpf-complaints for more information or to file a complaint.  The services of BBB NATIONAL PROGRAMS are provided at no cost to you.

If your complaint involves human resources data transferred to the United States from the European Union or Switzerland in the context of the employment relationship, and the Company does not address it satisfactorily, the Company commits to cooperate with the panel established by the EU data protection authorities (DPA Panel), and the Swiss Federal Data Protection and Information Commissioner and to comply with the advice given by the DPA panel or FDPIC with regard to such human resources data. To pursue an unresolved human resources complaint, you should contact the state or national data protection or labor authority in the appropriate jurisdiction. Contact details for the EU data protection authorities can be found at https://edpb.europa.eu/about-edpb/board/members_en. Complaints related to human resources data should not be addressed to the BBB NATIONAL PROGRAMS.

If your DPF complaint cannot be resolved through the above channels, under certain conditions, you may invoke binding arbitration for some residual claims not resolved by other redress mechanisms. See https://www.dataprivacyframework.gov/s/article/ANNEX-I-introduction-dpf

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com

EXHIBIT B

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

EMPLOYEES UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Blueprint Medicines Corporation 2024 Stock Incentive Plan as may be amended and restated and the Non-Qualified Stock Option Agreement for Employees, including its Exhibit A.

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern this Stock Option if the Optionee provides services and/or resides in any of the countries included herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Non-Qualified Stock Option Agreement for Employees.

If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Optionee is currently residing and/or providing services or if the Optionee transfers residency and/or Service Relationship to another country after this Stock Option is granted, the Administrator shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Optionee.

Notifications

This Appendix also includes notifications regarding securities law, exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee is granted or exercises this Stock Option or sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s situation.

Finally, if the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Optionee is currently residing and/or providing services or if the Optionee transfers residency and/or Service Relationship to another country after this Stock Option is granted, the notifications contained herein may or may not be applicable to the Optionee.

FRANCE

Notifications

Stock Option Not French-Qualified. The Stock Option granted under this Agreement is not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting this Stock Option, the Optionee confirms having read and understood the Plan and this Agreement, and all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.

En acceptant cette Option, le Titulaire de l’Option confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de l’Option accepte les dispositions de ces documents en connaissance de cause.

Exchange Control Information. If the Optionee imports or exports cash (e.g., Option Exercise Price or proceeds from the sale of shares of Stock acquired under the Plan) with a value equal to or exceeding a certain threshold, and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.

Foreign Asset/Account Reporting Information. The Optionee must report any shares of Stock and bank or brokerage accounts held outside France (including any accounts that were opened, used and/or closed during the tax year) on an annual basis, on form No. 3916, together with the Optionee’s income tax return. It is the Optionee’s responsibility to comply with French foreign asset and account reporting requirements, and neither the Company nor any Service Recipient will be liable for any resulting fines or penalties.

GERMANY

Notifications

Exchange Control Information.

Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities must be reported to the German Federal Bank. In the event that German residents make or receive a payment in excess of this amount (including if the Optionee acquires shares of Stock with a value in excess of this amount under the Plan or sells such shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover the Optionee's liability for Tax-Related Items, the German resident must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank. Such reports must be made electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website: www.bundesbank.de or via such other method (e.g., via email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timeframe as is permitted or required by Bundesbank. The German resident Optionee is responsible for making this report.

Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Optionee will need to report the acquisition when the Optionee files a tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Optionee holds shares of Stock exceeding 10% of the Company’s total Stock.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting this Stock Option, the Optionee acknowledges that the Optionee has received a copy of the Plan and the Agreement, including Exhibit A and this Exhibit B, has reviewed these documents in their entirety and fully understands and accepts all provisions contained therein. The Optionee further acknowledges that the Optionee has read and specifically and expressly approves the provisions regarding Section 3: “Termination of Service Relationship,” Section 6: “Tax Withholding,” Section 7: “No Obligation to Continue Service Relationship,” Section 8: “Nature of Grant,” Section 11: “Personal Data,” Section 12: “Language” and Section 21: “Governing Law and Venue” in the Agreement.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of Stock) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule, or on a special form if not required to file a tax return) for the year during which the assets are held. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. Italian residents are subject to a tax on the value of financial assets held outside Italy if the amount of the foreign financial assets tax calculated on all such financial assets exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets (e.g., Stock Options, shares of Stock) assessed on December 31 or on the last day of the year that the assets were held (if shares of Stock are acquired or sold during the year, the taxable amount is reduced in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

NETHERLANDS

There are no country-specific provisions.

SPAIN

Notifications

Foreign Asset/Account Reporting Requirement Information. To the extent the Optionee holds shares of Stock or has a bank account outside of Spain with a value in excess of €50,000 (for each type of asset category) as of December 31 each year, the Optionee will be required to report information on such assets and/or accounts on their tax return Form 720 for such year. After such shares of Stock or accounts are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported shares or accounts increases by more than €20,000 (for each type of asset category) as of each subsequent December 31, or if the Optionee sells shares of Stock or closes a bank account that was previously reported.

Further, the Optionee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 exceed €1,000,000. Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain.

Labor Law Acknowledgment. This provision supplements Section 8: “Nature of Grant” in the Agreement:

By accepting this Stock Option, the Optionee acknowledges, understands and agrees that the Optionee is voluntarily participating in, and has received a copy of, the Plan. The Optionee acknowledges having read and accepts Section 3: “Termination of Service Relationship” and Section 8: “Nature of Grant” of this Agreement.

The Optionee understands that the Company, in its sole discretion, has unilaterally, gratuitously and in its sole discretion decided to grant Stock Options under the Plan to individuals who may be employees, Non-Employee Directors and Consultants of the Company and its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Service Recipient on an ongoing basis over and above the specific terms of the Plan. Consequently, the Optionee understands that this Stock Option is granted on the assumption and condition that neither this Stock Option nor the shares of Stock acquired at exercise of this Stock Option shall become a part of any employment or other service contract with any Service Recipient, nor shall they be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any Stock Option since the future value of the Stock Options and Option Shares is unknown and unpredictable. In addition, the Optionee understands that the grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Stock Option grant shall be null and void.

The Optionee also understands and agrees that in the event of termination for Cause, any portion of this Stock Option outstanding, whether vested or unvested, on such date shall terminate immediately and be of no further force and effect. The Optionee further understands and agrees that subject to the above exception and any other exceptions set forth in Section 3: “Termination of Service Relationship” of this Agreement and in the Plan, in the event of the termination of the Optionee’s Service Relationship for any reason (including the reasons listed below), this Stock Option will cease vesting and any entitlement to exercise vested Stock Options will start to run immediately effective on the date the Optionee’s Service Relationship terminates. In particular, the Optionee understands and agrees that any unvested Stock Option, or any vested Stock Option not exercised within the period set forth in Section 3: “Termination of Service Relationship” in this Agreement, will be forfeited without entitlement to the underlying Option Shares or to any amount as indemnification in the event of a termination of the Optionee’s Service Relationship as described in the Agreement prior to vesting or exercise of this Stock Option by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (e.g., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by any Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this Stock Option. The Plan and the Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWITZERLAND

Notifications

Securities Law Information. The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of or service provider to any Service Recipient, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Foreign Asset / Account Reporting Information. Swiss residents are required to declare all of their foreign bank and brokerage accounts in which they hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in their tax return. This includes the Stock Option granted to the Optionee under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Optionee is required to file with the Optionee’s tax return.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6: "Tax Withholding" of the Agreement:

Without limitation to Section 6 of the Agreement, the Optionee hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Service Recipient, or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and any Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Optionee understands that they may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Optionee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Optionee understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or any Service Recipient the amount of any NICs due on this additional benefit, which may also be recovered from the Optionee by any of the means referred to in Section 6 of the Agreement.

Section 431 Election. If the Optionee is or becomes a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) prior to exercising the Stock Option, the Company may require, as a condition of participation in the Plan and the exercise of this Stock Option, that the Optionee enter into, jointly with the Service Recipient, an election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “431 Election”). This election will be to treat the shares of Stock acquired pursuant to the exercise of this Stock Option as if such shares were not restricted securities (for U.K. tax purposes only) despite the Company's clawback or recoupment policies as may be in effect. If the Optionee does not enter into the 431 Election if and when requested by the Company, the Optionee will not be entitled to exercise this Stock Option and no shares of Stock will be issued to the Optionee, without any liability to the Company or any Service Recipient.

NON-QUALIFIED STOCK OPTION AGREEMENT

FOR EMPLOYEES UNDER

THE BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Name of Optionee:	%%FIRST_NAME%-% %%LAST_NAME%-%

No. of Option Shares:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Option Exercise Price per Share:	%%OPTION_PRICE%-%

Vesting Start Date:	%%VEST_BASE_DATE%-%

Grant Date:	%%OPTION_DATE%-%

Expiration Date:	%%EXPIRE_DATE_PERIOD1%-%__

Pursuant to the Blueprint Medicines Corporation 2024 Stock Incentive Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants to the Optionee named above an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share, of the Company (the “Stock”) specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement, including the Privacy Notice attached as Exhibit A, and any Country-Specific Terms and Conditions for the Optionee’s country attached hereto as Exhibit B (together, the “Agreement”), and in the Plan.  This Stock Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended.

24.          Exercisability Schedule.  No portion of this Stock Option may be exercised until such portion shall have become exercisable.  Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall become exercisable as follows:

For so long as Optionee remains in any continuous relationship with the Company or any Affiliate (either as applicable, a “Service Recipient”) as an employee, Non-Employee Director or Consultant (the “Service Relationship”) through each applicable vesting date, twenty-fix percent (25%) of the Option Shares shall vest and become exercisable on the one-year anniversary of the Vesting Start Date, and the remaining seventy-five percent (75%) of the Option Shares shall vest and become exercisable in thirty-six (36) equal monthly installments following the one-year anniversary of the Vesting Start Date; provided that one hundred percent (100%) of the Option Shares shall become fully vested and exercisable immediately upon the termination of the Optionee's Service Relationship due to the Optionee’s death or disability.

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

25.          Manner of Exercise.

(a)          The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of an election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Subject to any restrictions on the manner of exercise set forth in Exhibit B or otherwise imposed by the Administrator, payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) subject to approval of the Administrator for Optionees outside the United States, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above.  Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein, including satisfaction of any applicable tax amount that is required to be withheld by the Company as described in Section 6 below, or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b)          Subject to any restriction on the manner of exercise set forth in Exhibit B or otherwise imposed by the Administrator, the shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)          Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

26.          Termination of Service Relationship.  If the Optionee’s Service Relationship is terminated, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)          Termination Due to Death.  If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on the date of termination by reason of death, whether already vested on the date of such termination or vested as a result of the Optionee's death in accordance with Section 1 of this Agreement, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b)          Termination Due to Disability.  If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability, any portion of this Stock Option outstanding on the date of termination by reason of disability, whether already vested on the date of such termination or vested as a result of such termination in accordance with Section 1 of this Agreement, may thereafter be exercised by the Optionee for a period of 12 months from the date of such termination or until the Expiration Date, if earlier.

(c)          Termination for Cause.  If the Optionee’s Service Relationship terminates for Cause, any portion of this Stock Option outstanding on such date shall terminate immediately and be of no further force and effect.  For purposes hereof, “Cause” shall mean (x) the same as any “cause” definition in an individual written employment or service agreement entered into between the Optionee and the Service Recipient, including any amendments thereto, in effect at the time of such termination, or (y) if no such agreement or definition is in effect, a determination by the Company that the Optionee’s Service Relationship terminates as a result of (i) the Optionee’s dishonest statements or acts with respect to the Company or any Affiliate, or any of the their respective current or prospective customers, suppliers, vendors or other third parties with which any such entity does business; (ii) the Optionee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud, or in either case, any crime of similar magnitude under any applicable non-U.S. laws; (iii) the Optionee’s willful failure or refusal to perform assigned duties and responsibilities to the reasonable satisfaction of the Service Recipient; (iv) the Optionee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate; or (v) the Optionee’s material violation of any provision of any agreement(s) between the Optionee and any Service Recipient relating to noncompetition, nondisclosure and/or assignment of inventions.

(d)          Other Termination.  If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death, the Optionee’s disability or Cause, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date of termination, for a period of three months from the date of termination or until the Expiration Date, if earlier.  Any portion of this Stock Option that is not exercisable on the date of termination shall terminate immediately and be of no further force or effect.

The Company’s determination of the reason for termination of the Optionee’s Service Relationship with any Service Recipient shall be conclusive and binding on the Optionee and the Optionee’s representatives or legatees.

27.          Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan.  Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

28.          Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.  This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

29.          Tax Withholding. The Optionee acknowledges that, regardless of any action taken by the Company or Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee’s participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed the amount actually withheld by the Company or Service Recipient. The Optionee further acknowledges that the Company and/or Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option, including, but not limited to, the grant, vesting or exercise of this Stock Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or any current or former Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Prior to any relevant taxable or tax withholding event, as applicable, the Optionee agrees to make adequate arrangements satisfactory to the Administrator to satisfy all Tax-Related Items. In this regard, the Optionee authorizes the Company and any Service Recipient, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following:

(a)   requiring the Optionee to make a payment in a form acceptable to the Company; or

(b)  withholding from wages or other cash compensation paid to the Optionee by the Company and/or Service Recipient; or

(c)   withholding from proceeds of the sale of shares of Stock acquired upon exercise of this Stock Option either through a voluntary sale or through a mandatory sale arranged by the Company (on the Optionee’s behalf pursuant to this authorization without further consent); or

(d)  withholding in shares of Stock to be issued upon exercise of this Stock Option; or

(e)  any other method of withholding determined by the Administrator and permitted by applicable law.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Optionee’s jurisdiction(s). In the event of over-withholding, the Optionee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Stock, or if not refunded, the Optionee may seek a refund from local tax authorities. In the event of under-withholding, the Optionee may be required to pay any additional Tax-Related Items directly to the applicable tax authority or to the Company and/or Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Optionee is deemed to have been issued the full number of shares of Stock subject to the exercised Stock Option, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Optionee fails to comply with obligations in connection with the Tax-Related Items.

30.          No Obligation to Continue Service Relationship.  No Service Recipient is obligated by or as a result of the Plan or this Agreement to continue the Optionee's Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of any Service Recipient to terminate the Service Relationship of the Optionee at any time.

31.          Nature of Grant. In accepting the grant, the Optionee acknowledges, understands and agrees that:

(a)          the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)          the grant of this Stock Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of stock options or benefits in lieu of stock options, even if stock options have been granted in the past;

(c)          all decisions with respect to future stock option or other grants, if any, will be at the sole discretion of the Company;

(d)          this Stock Option grant and the Optionee’s participation in the Plan shall not create a right to employment or other service relationship with the Company nor shall it be interpreted as forming or amending an employment or other service relationship with the Company or any Affiliate;

(e)          the Optionee is voluntarily participating in the Plan;

(f)           this Stock Option and the Option Shares subject to this Stock Option, and the income and value of same, are not intended to replace any pension rights, director fees or compensation for which the Optionee may be eligible;

(g)          this Stock Option and the Option Shares subject to this Stock Option, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments for which the Optionee may be eligible;

(h)          unless otherwise agreed with the Company, this Stock Option and the Option Shares subject to this Stock Option, and the income and value of same, are not granted as consideration for, or in connection with, the service the Optionee may provide as a director of any Affiliate;

(i)          the future value of the underlying Option Shares is unknown, indeterminable and cannot be predicted with certainty;

(j)          if the underlying Option Shares do not increase in value, this Stock Option may not have any value;

(k)          if the Optionee exercises the Stock Option and acquires shares of Stock, the value of such shares may increase or decrease in value, even below the Option Exercise Price;

(l)          no claim or entitlement to compensation or damages shall arise from (1) forfeiture of this Stock Option resulting from the termination of the Optionee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Optionee is employed or providing services or the terms of an employment or service agreement, if any), and/or (2) termination of the Stock Option or recoupment of any shares of Stock, cash or other benefits resulting from the application of Section 15 of this Agreement; and

(m)          neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of this Stock Option or of any amounts due to the Optionee pursuant to the exercise of this Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

32.          No Advice Regarding Grant. Neither the Company nor any Affiliate is providing any tax, legal or financial advice, or making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the Option Shares. The Optionee understands and agrees that the Optionee should consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

33.          Integration.  This Agreement, including its Exhibits A and B, constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

34.          Personal Data.  In order to administer the Plan and this Agreement, and to implement or structure future equity grants, the Company may collect and process the Optionee’s personal data, including sharing it with its Affiliates and certain service providers in connection with administering the Plan and performing its obligations under this Agreement. The Company may also transfer the Optionee’s personal data to countries with privacy laws that may be less protective than those of the Optionee’s country.  The attached Exhibit A -- Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Optionee’s personal data will be collected, processed and transferred and the Optionee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

35.          Language. The Optionee acknowledges that the Optionee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Optionee to understand the terms and conditions of this Agreement. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control unless otherwise required by local law.

36.          Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Stock Option or future awards that may be granted under the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

37.          Insider Trading Restrictions/Market Abuse Laws. The Optionee acknowledges that the Optionee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the Optionee's country and the designated broker's country, which may affect the ability to, directly or indirectly, acquire or sell, or attempt to sell, shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock (e.g., Stock Options) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by applicable laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations may be separate from and are in addition to those restrictions imposed under the Company’s insider trading policies and procedures as in effect and amended from time to time. The Optionee acknowledges the responsibility to comply with any applicable restrictions, and the Optionee should speak to a personal advisor on this matter.

38.          Clawback/Recoupment. The Stock Option, whether vested or unvested, and/or the shares of Stock (or other benefits) acquired upon exercise of the Stock Option, may be subject to any applicable Company clawback or recoupment policies, as in effect and amended from time to time, whether any such policy is adopted before, on or after the date of this Agreement or required under applicable laws (the “Recoupment Policies”). The Stock Option, whether vested or unvested, and any shares of Stock (or other benefits) acquired upon exercise of the Stock Option, shall be subject to deduction, clawback or forfeiture if and to the extent provided in any Recoupment Policies as well as to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any such recoupment obligations, among other things, the Optionee expressly authorizes the Company to issue instructions, on the Optionee's behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the Stock Option to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company's enforcement of the Recoupment Policies or compliance with applicable laws. No attempted or actual recovery of compensation as described in this Section 15 will be an event giving rise to the Optionee's right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, any Service Recipient.

39.          Foreign Asset/Account, Exchange Control and Tax Reporting. The Optionee's country of residence and/or Service Relationship may have certain foreign asset and/or account reporting requirements and exchange controls that may affect the Optionee's ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock acquired under the Plan) in a brokerage or bank account outside the Optionee's country. The Optionee understands that the Optionee may be required to report such accounts, assets or transactions to the tax or other authorities the Optionee’s country. The Optionee may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Optionee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Optionee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Stock acquired under the Plan. The Optionee acknowledges that it is the Optionee’s responsibility to be compliant with all such requirements, and that the Optionee should consult personal and legal tax advisors, as applicable, to ensure compliance.

40.          Exhibit B. Notwithstanding anything in this Agreement, this Stock Option shall be subject to any additional terms and conditions set forth in Exhibit B to this Agreement for the Optionee’s country of residence and/or Service Relationship. Moreover, if the Optionee transfers residence and/or Service Relationship to, or is considered a citizen or resident for local law purposes of, one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). Exhibit B constitutes part of this Agreement.

41.          Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Stock Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

42.          Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

43.          Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon exercise of this Stock Option prior to the completion of any registration or qualification of the shares under any applicable local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

44.          Governing Law and Venue. This Stock Option grant and the provisions of this Agreement are governed by, and subject to, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters are governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

45.          Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

46.          Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other optionee.

BLUEPRINT MEDICINES CORPORATION

By:
Name:	Kathryn D. Haviland
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:
%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-%
%%COUNTRY%-%
%%ZIPCODE%-%

EXHIBIT A

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

EMPLOYEES UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Privacy Notice

If you, the individual named as the Optionee in the Agreement to which this Exhibit A – Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller,) Company Affiliates and third-party service providers (“Providers”) as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Affiliates and certain Providers in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with Providers, we do so for purposes of administering the Plan and we enter into a contract with the Provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Only Company employees who need access to your personal data collected as part of administering the Plan and performing obligations under the Agreement will have access to this information.

Transfers of Personal Data

Your personal data may be sent to the Company, Company Affiliates and Providers in the United States or any country where we have operations or in which we engage Providers, which may include locations outside of your country of residence and where data protection rules may be different or provide less protection from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Company, Company Affiliates and Providers in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data. These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed. For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA. A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner: Data Protection - Switzerland (admin.ch).

In compliance with the EU-U.S. Data Privacy Framework and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF, Blueprint Medicines commits to refer unresolved complaints concerning our handling of personal data received in reliance on the EU-U.S. DPF and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF to BBB NATIONAL PROGRAMS, an alternative dispute resolution provider based in the United States.  If you do not receive timely acknowledgment of your DPF Principles-related complaint from us, or if we have not addressed your DPF Principles-related complaint to your satisfaction, please visit www.bbbprograms.org/dpf-complaints for more information or to file a complaint.  The services of BBB NATIONAL PROGRAMS are provided at no cost to you.

If your complaint involves human resources data transferred to the United States from the European Union or Switzerland in the context of the employment relationship, and the Company does not address it satisfactorily, the Company commits to cooperate with the panel established by the EU data protection authorities (DPA Panel), and the Swiss Federal Data Protection and Information Commissioner and to comply with the advice given by the DPA panel or FDPIC with regard to such human resources data. To pursue an unresolved human resources complaint, you should contact the state or national data protection or labor authority in the appropriate jurisdiction. Contact details for the EU data protection authorities can be found at https://edpb.europa.eu/about-edpb/board/members_en. Complaints related to human resources data should not be addressed to the BBB NATIONAL PROGRAMS.

If your DPF complaint cannot be resolved through the above channels, under certain conditions, you may invoke binding arbitration for some residual claims not resolved by other redress mechanisms. See https://www.dataprivacyframework.gov/s/article/ANNEX-I-introduction-dpf

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com

EXHIBIT B

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

EMPLOYEES UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Blueprint Medicines Corporation 2024 Stock Incentive Plan as may be amended and restated and the Non-Qualified Stock Option Agreement for Employees, including its Exhibit A.

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern this Stock Option if the Optionee provides services and/or resides in any of the countries included herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Non-Qualified Stock Option Agreement for Employees.

If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Optionee is currently residing and/or providing services or if the Optionee transfers residency and/or Service Relationship to another country after this Stock Option is granted, the Administrator shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Optionee.

Notifications

This Appendix also includes notifications regarding securities law, exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee is granted or exercises this Stock Option or sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s situation.

Finally, if the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Optionee is currently residing and/or providing services or if the Optionee transfers residency and/or Service Relationship to another country after this Stock Option is granted, the notifications contained herein may or may not be applicable to the Optionee.

FRANCE

Notifications

Stock Option Not French-Qualified. The Stock Option granted under this Agreement is not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting this Stock Option, the Optionee confirms having read and understood the Plan and this Agreement, and all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.

En acceptant cette Option, le Titulaire de l’Option confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de l’Option accepte les dispositions de ces documents en connaissance de cause.

Exchange Control Information. If the Optionee imports or exports cash (e.g., Option Exercise Price or proceeds from the sale of shares of Stock acquired under the Plan) with a value equal to or exceeding a certain threshold, and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.

Foreign Asset/Account Reporting Information. The Optionee must report any shares of Stock and bank or brokerage accounts held outside France (including any accounts that were opened, used and/or closed during the tax year) on an annual basis, on form No. 3916, together with the Optionee’s income tax return. It is the Optionee’s responsibility to comply with French foreign asset and account reporting requirements, and neither the Company nor any Service Recipient will be liable for any resulting fines or penalties.

GERMANY

Notifications

Exchange Control Information.

Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities must be reported to the German Federal Bank. In the event that German residents make or receive a payment in excess of this amount (including if the Optionee acquires shares of Stock with a value in excess of this amount under the Plan or sells such shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover the Optionee's liability for Tax-Related Items, the German resident must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank. Such reports must be made electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website: www.bundesbank.de or via such other method (e.g., via email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timeframe as is permitted or required by Bundesbank. The German resident Optionee is responsible for making this report.

Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Optionee will need to report the acquisition when the Optionee files a tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Optionee holds shares of Stock exceeding 10% of the Company’s total Stock.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting this Stock Option, the Optionee acknowledges that the Optionee has received a copy of the Plan and the Agreement, including Exhibit A and this Exhibit B, has reviewed these documents in their entirety and fully understands and accepts all provisions contained therein. The Optionee further acknowledges that the Optionee has read and specifically and expressly approves the provisions regarding Section 3: “Termination of Service Relationship,” Section 6: “Tax Withholding,” Section 7: “No Obligation to Continue Service Relationship,” Section 8: “Nature of Grant,” Section 11: “Personal Data,” Section 12: “Language” and Section 21: “Governing Law and Venue” in the Agreement.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of Stock) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule, or on a special form if not required to file a tax return) for the year during which the assets are held. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. Italian residents are subject to a tax on the value of financial assets held outside Italy if the amount of the foreign financial assets tax calculated on all such financial assets exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets (e.g., Stock Options, shares of Stock) assessed on December 31 or on the last day of the year that the assets were held (if shares of Stock are acquired or sold during the year, the taxable amount is reduced in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

NETHERLANDS

There are no country-specific provisions.

SPAIN

Notifications

Foreign Asset/Account Reporting Requirement Information. To the extent the Optionee holds shares of Stock or has a bank account outside of Spain with a value in excess of €50,000 (for each type of asset category) as of December 31 each year, the Optionee will be required to report information on such assets and/or accounts on their tax return Form 720 for such year. After such shares of Stock or accounts are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported shares or accounts increases by more than €20,000 (for each type of asset category) as of each subsequent December 31, or if the Optionee sells shares of Stock or closes a bank account that was previously reported.

Further, the Optionee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 exceed €1,000,000. Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain.

Labor Law Acknowledgment. This provision supplements Section 8: “Nature of Grant” in the Agreement:

By accepting this Stock Option, the Optionee acknowledges, understands and agrees that the Optionee is voluntarily participating in, and has received a copy of, the Plan. The Optionee acknowledges having read and accepts Section 3: “Termination of Service Relationship” and Section 8: “Nature of Grant” of this Agreement.

The Optionee understands that the Company, in its sole discretion, has unilaterally, gratuitously and in its sole discretion decided to grant Stock Options under the Plan to individuals who may be employees, Non-Employee Directors and Consultants of the Company and its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Service Recipient on an ongoing basis over and above the specific terms of the Plan. Consequently, the Optionee understands that this Stock Option is granted on the assumption and condition that neither this Stock Option nor the shares of Stock acquired at exercise of this Stock Option shall become a part of any employment or other service contract with any Service Recipient, nor shall they be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any Stock Option since the future value of the Stock Options and Option Shares is unknown and unpredictable. In addition, the Optionee understands that the grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Stock Option grant shall be null and void.

The Optionee also understands and agrees that in the event of termination for Cause, any portion of this Stock Option outstanding, whether vested or unvested, on such date shall terminate immediately and be of no further force and effect. The Optionee further understands and agrees that subject to the above exception and any other exceptions set forth in Section 3: “Termination of Service Relationship” of this Agreement and in the Plan, in the event of the termination of the Optionee’s Service Relationship for any reason (including the reasons listed below), this Stock Option will cease vesting and any entitlement to exercise vested Stock Options will start to run immediately effective on the date the Optionee’s Service Relationship terminates. In particular, the Optionee understands and agrees that any unvested Stock Option, or any vested Stock Option not exercised within the period set forth in Section 3: “Termination of Service Relationship” in this Agreement, will be forfeited without entitlement to the underlying Option Shares or to any amount as indemnification in the event of a termination of the Optionee’s Service Relationship as described in the Agreement prior to vesting or exercise of this Stock Option by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (e.g., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by any Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this Stock Option. The Plan and the Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWITZERLAND

Notifications

Securities Law Information. The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of or service provider to any Service Recipient, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Foreign Asset / Account Reporting Information. Swiss residents are required to declare all of their foreign bank and brokerage accounts in which they hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in their tax return. This includes the Stock Option granted to the Optionee under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Optionee is required to file with the Optionee’s tax return.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6: "Tax Withholding" of the Agreement:

Without limitation to Section 6 of the Agreement, the Optionee hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Service Recipient, or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and any Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Optionee understands that they may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Optionee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Optionee understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or any Service Recipient the amount of any NICs due on this additional benefit, which may also be recovered from the Optionee by any of the means referred to in Section 6 of the Agreement.

Section 431 Election. If the Optionee is or becomes a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) prior to exercising the Stock Option, the Company may require, as a condition of participation in the Plan and the exercise of this Stock Option, that the Optionee enter into, jointly with the Service Recipient, an election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “431 Election”). This election will be to treat the shares of Stock acquired pursuant to the exercise of this Stock Option as if such shares were not restricted securities (for U.K. tax purposes only) despite the Company's clawback or recoupment policies as may be in effect. If the Optionee does not enter into the 431 Election if and when requested by the Company, the Optionee will not be entitled to exercise this Stock Option and no shares of Stock will be issued to the Optionee, without any liability to the Company or any Service Recipient.

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER THE BLUEPRINT MEDICINES CORPORATION
2024 STOCK INCENTIVE PLAN

Name of Optionee:	%%FIRST_NAME%-% %%LAST_NAME%-%

No. of Option Shares:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Option Exercise Price per Share:	%%OPTION_PRICE%-%

Grant Date:	%%OPTION_DATE%-%

Expiration Date:	%%EXPIRE_DATE_PERIOD1%-%

Pursuant to the Blueprint Medicines Corporation 2024 Stock Incentive Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants to the Optionee named above, who is a Non-Employee Director of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share, of the Company (the “Stock”) specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement, including the Privacy Notice attached as Exhibit A, and any Country-Specific Terms and Conditions for the Optionee’s country attached hereto as Exhibit B (together, the “Agreement”), and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended.

1.            Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall become exercisable as follows:

For so long as Optionee remains in any continuous relationship with the Company or any Affiliate (either as applicable, a “Service Recipient”) as an employee, Non-Employee Director or Consultant (the “Service Relationship”) through each applicable vesting date, the Option Shares shall vest and become exercisable on the Vesting Date or Dates specified in the following schedule; provided that one hundred percent (100%) of the Option Shares shall become fully vested and exercisable immediately upon (x) termination of the Service Relationship due to the Optionee’s death or disability, or (y) a Sale Event, subject to the Optionee’s continued Service Relationship through the date of the Sale Event.

Number of Option Shares Vested	Vesting Date
%%SHARES_PERIOD1%-%	The earlier of the one-year anniversary of the Grant Date and the Company’s next annual meeting of stockholders following the Grant Date

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

2.             Manner of Exercise.

(a)            The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of an election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Subject to any restrictions on the manner of exercise set forth in Exhibit B or otherwise imposed by the Administrator, payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) subject to approval of the Administrator for Optionees outside the United States, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above.  Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein, including satisfaction of any applicable tax amount if required to be withheld by the Company as described in Section 6 below, or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b)            Subject to any restriction on the manner of exercise set forth in Exhibit B or otherwise imposed by the Administrator, the shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)            Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.            Termination of Service Relationship. If the Optionee’s Service Relationship terminates, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)            Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on the date of termination by reason of death, whether already vested on the date of such termination or vested as a result of such termination in accordance with Section 1 of this Agreement, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b)            Termination Due to Disability. If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability, any portion of this Stock Option outstanding on the date of termination by reason of disability, whether already vested on the date of such termination or vested as a result of such termination in accordance with Section 1 of this Agreement, may thereafter be exercised by the Optionee for a period of 12 months from the date of such termination or until the Expiration Date, if earlier.

(c)            Other Termination. If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death or disability, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date the Optionee’s Service Relationship terminates, for a period of twelve months from such date or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on such termination date shall terminate immediately and be of no further force or effect.

4.            Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

5.            Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

6.            Responsibility for Taxes. The Optionee acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee's participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed any amount actually withheld by the Company or Service Recipient if required by any applicable laws outside the United States. The Optionee further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option, including, but not limited to, the grant, vesting, or exercise of the Stock Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or any current or former Service Recipient may be required to withhold or account for Tax-Related Items in jurisdiction(s) outside the United States and may seek evidence of residency from the Optionee for purposes of operating such withholding or payment on account.

The Company shall not be responsible for withholding any Tax-Related Items, unless required by applicable laws outside of the United States. The Company may take such action as it deems appropriate to ensure that all Tax-Related Items are withheld or collected from the Optionee, if and to the extent required by applicable law. In this regard, the Company will have the power and the right to require the Optionee to remit to the Company, the amount necessary to satisfy the Tax-Related Items; provided that any obligations for Tax-Related Items may be satisfied in the manner in which the Option Exercise Price is permitted to be paid under Section 2 of this Agreement or any other method permitted by the Plan, with the exception that unless otherwise determined by the Administrator, shares of Stock may only be deducted or withheld from any shares of Stock deliverable under this Agreement pursuant to the election of the Optionee. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case the Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

7.            No Obligation to Continue Service Relationship. Neither the Plan nor this Stock Option confers upon the Optionee any rights with respect to continuance as a Non-Employee Director or in any other Service Relationship, and neither the Plan nor this Agreement shall interfere in any way with the right of any Service Recipient to terminate the Service Relationship of the Optionee at any time.

8.            Nature of Grant. In accepting the Stock Option, the Optionee acknowledges, understands and agrees that:

(a)            the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)            the Stock Option grant and the Optionee’s participation in the Plan shall not create a right to employment or other service relationship with the Company, nor shall it be interpreted as forming or amending an employment or other service relationship with the Company or any Affiliate;

(c)            the Optionee is voluntarily participating in the Plan;

(d)            the future value of the underlying Option Shares is unknown, indeterminable and cannot be predicted with certainty;

(e)            if the underlying Option Shares do not increase in value, the Stock Option will have no value;

(f)            if the Optionee exercises the Stock Option and acquires shares of Stock, the value of such shares may increase or decrease in value, even below the Option Exercise Price;

(g)            no claim or entitlement to compensation or damages shall arise from (1) forfeiture of this Stock Option resulting from the termination of the Optionee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid under or in breach of any applicable laws in the jurisdiction where the Optionee is providing services or the terms of an employment or service agreement, if any), and/or (2) termination of the Stock Option or recoupment of any shares of Stock, cash or other benefits resulting from the application of Section 15 of this Agreement; and

(h)            neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of this Stock Option or of any amounts due to the Optionee pursuant to the exercise of this Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

9.            No Advice Regarding Grant. Neither the Company nor any Affiliate is providing any tax, legal or financial advice, or making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the Option Shares. The Optionee understands and agrees that the Optionee should consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

10.            Integration. This Agreement, including its Exhibits A and B, constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

11.            Personal Data.  In order to administer the Plan and this Agreement, and to implement or structure future equity grants, the Company may collect and process the Optionee’s personal data, including sharing it with its Affiliates and service providers in connection with administering the Plan and performing its obligations under this Agreement. The Company may also transfer the Optionee’s personal data to countries with privacy laws that may be less protective than those of the Optionee’s country.  The attached Exhibit A – Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Optionee’s personal data will be collected, processed and transferred, and the Optionee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

12.            Language. The Optionee acknowledges that the Optionee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Optionee to understand the terms and conditions of this Agreement. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control unless otherwise required by local law.

13.            Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Stock Option or future awards that may be granted under the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.            Insider Trading Restrictions/Market Abuse Laws. The Optionee acknowledges that the Optionee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the Optionee's country and the designated broker's country, which may affect the ability to, directly or indirectly, acquire or sell, or attempt to sell, shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock (e.g., Stock Options) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by applicable laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations may be separate from and are in addition to those restrictions imposed under the Company’s insider trading policies and procedures as in effect and amended from time to time. The Optionee acknowledges the responsibility to comply with any applicable restrictions, and the Optionee should speak to a personal advisor on this matter.

15.            Clawback/Recoupment. The Stock Option, whether vested or unvested, and/or the shares of Stock (or other benefits) acquired upon exercise of the Stock Option, may be subject to any applicable Company clawback or recoupment policies, as in effect and amended from time to time, whether any such policy is adopted before, on or after the date of this Agreement or required under applicable laws (the “Recoupment Policies”). The Stock Option, whether vested or unvested, and any shares of Stock (or other benefits) acquired upon exercise of the Stock Option, shall be subject to deduction, clawback or forfeiture if and to the extent provided in any Recoupment Policies as well as to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any such recoupment obligations, among other things, the Optionee expressly authorizes the Company to issue instructions, on the Optionee's behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the Stock Option to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company's enforcement of the Recoupment Policies or compliance with applicable laws. No attempted or actual recovery of compensation as described in this Section 15 will be an event giving rise to the Optionee's right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, any Service Recipient.

16.            Foreign Asset/Account, Exchange Control and Tax Reporting. The Optionee's country of residence and/or Service Relationship may have certain foreign asset and/or account reporting requirements and exchange controls that may affect the Optionee's ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock acquired under the Plan) in a brokerage or bank account outside the Optionee's country. The Optionee understands that the Optionee may be required to report such accounts, assets or transactions to the tax or other authorities the Optionee’s country. The Optionee may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Optionee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Optionee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Stock acquired under the Plan. The Optionee acknowledges that it is the Optionee’s responsibility to be compliant with all such requirements, and that the Optionee should consult personal and legal tax advisors, as applicable, to ensure compliance.

17.            Exhibit B. Notwithstanding anything in this Agreement, this Stock Option shall be subject to any additional terms and conditions set forth in Exhibit B to this Agreement for the Optionee’s country of residence and/or Service Relationship. Moreover, if the Optionee transfers residence and/or Service Relationship to, or is considered a citizen or resident for local law purposes of, one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). Exhibit B constitutes part of this Agreement.

18.            Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Stock Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

19.            Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

20.            Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon exercise of this Stock Option prior to the completion of any registration or qualification of the shares under any applicable local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

21.            Governing Law and Venue. This Award and the provisions of this Agreement are governed by, and subject to, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters are governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

22.            Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

23.            Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other optionee.

BLUEPRINT MEDICINES CORPORATION

By:
Name:	Kathryn D. Haviland
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-%
%%COUNTRY%-%
%%ZIPCODE%-%

EXHIBIT A

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

NON-EMPLOYEE DIRECTORS UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Privacy Notice

If you, the individual named as the Optionee in the Agreement to which this Exhibit A – Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller,) Company Affiliates and third-party service providers (“Providers”) as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Affiliates and certain Providers in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with Providers, we do so for purposes of administering the Plan and we enter into a contract with the Provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Only Company employees who need access to your personal data collected as part of administering the Plan and performing obligations under the Agreement will have access to this information.

Transfers of Personal Data

Your personal data may be sent to the Company, Company Affiliates and Providers in the United States or any country where we have operations or in which we engage Providers, which may include locations outside of your country of residence and where data protection rules may be different or provide less protection from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Company, Company Affiliates and Providers in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data. These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed. For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA. A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner: Data Protection - Switzerland (admin.ch).

In compliance with the EU-U.S. Data Privacy Framework and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF, Blueprint Medicines commits to refer unresolved complaints concerning our handling of personal data received in reliance on the EU-U.S. DPF and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF to BBB NATIONAL PROGRAMS, an alternative dispute resolution provider based in the United States.  If you do not receive timely acknowledgment of your DPF Principles-related complaint from us, or if we have not addressed your DPF Principles-related complaint to your satisfaction, please visit www.bbbprograms.org/dpf-complaints for more information or to file a complaint.  The services of BBB NATIONAL PROGRAMS are provided at no cost to you.

If your complaint involves human resources data transferred to the United States from the European Union or Switzerland in the context of the employment relationship, and the Company does not address it satisfactorily, the Company commits to cooperate with the panel established by the EU data protection authorities (DPA Panel), and the Swiss Federal Data Protection and Information Commissioner and to comply with the advice given by the DPA panel or FDPIC with regard to such human resources data. To pursue an unresolved human resources complaint, you should contact the state or national data protection or labor authority in the appropriate jurisdiction. Contact details for the EU data protection authorities can be found at https://edpb.europa.eu/about-edpb/board/members_en. Complaints related to human resources data should not be addressed to the BBB NATIONAL PROGRAMS.

If your DPF complaint cannot be resolved through the above channels, under certain conditions, you may invoke binding arbitration for some residual claims not resolved by other redress mechanisms. See https://www.dataprivacyframework.gov/s/article/ANNEX-I-introduction-dpf

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com

EXHIBIT B

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

NON-EMPLOYEE DIRECTORS UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Blueprint Medicines Corporation 2024 Stock Incentive Plan as may be amended and restated and the Non-Qualified Stock Option Agreement for Non-Employee Directors, including its Exhibit A.

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern this Stock Option if the Optionee provides services and/or resides in any of the countries included herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Non-Qualified Stock Option Agreement for Non-Employee Directors.

If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Optionee is currently residing and/or providing services or if the Optionee transfers residency and/or Service Relationship to another country after this Stock Option is granted, the Administrator shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Optionee.

Notifications

This Exhibit B also includes notifications regarding securities law, exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee is granted or exercises this Stock Option or sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s situation.

Finally, if the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Optionee is currently residing and/or providing services or if the Optionee transfers residency and/or Service Relationship to another country after this Stock Option is granted, the notifications contained herein may or may not be applicable to the Optionee.

FRANCE

Notifications

Stock Option Not French-Qualified. The Stock Option granted under this Agreement is not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting this Stock Option, the Optionee confirms having read and understood the Plan and this Agreement, and all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.

En acceptant cette Option, le Titulaire de l’Option confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de l’Option accepte les dispositions de ces documents en connaissance de cause.

Exchange Control Information. If the Optionee imports or exports cash (e.g., Option Exercise Price or proceeds from the sale of shares of Stock acquired under the Plan) with a value equal to or exceeding a certain threshold, and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.

Foreign Asset/Account Reporting Information. The Optionee must report any shares of Stock and bank or brokerage accounts held outside France (including any accounts that were opened, used and/or closed during the tax year) on an annual basis, on form No. 3916, together with the Optionee’s income tax return. It is the Optionee’s responsibility to comply with French foreign asset and account reporting requirements, and neither the Company nor any Service Recipient will be liable for any resulting fines or penalties.

GERMANY

Notifications

Exchange Control Information.

Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities must be reported to the German Federal Bank. In the event that German residents make or receive a payment in excess of this amount (including if the Optionee acquires shares of Stock with a value in excess of this amount under the Plan or sells such shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover the Optionee's liability for Tax-Related Items, the German resident must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank. Such reports must be made electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website: website: www.bundesbank.de or via such other method (e.g., via email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timeframe as is permitted or required by Bundesbank. The German resident Optionee is responsible for making this report.

Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Optionee will need to report the acquisition when the Optionee files a tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Optionee holds shares of Stock exceeding 10% of the Company’s total Stock.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting this Stock Option, the Optionee acknowledges that the Optionee has received a copy of the Plan and the Agreement, including Exhibit A and this Exhibit B, has reviewed these documents in their entirety and fully understands and accepts all provisions contained therein. The Optionee further acknowledges that the Optionee has read and specifically and expressly approves the provisions regarding Section 3: “Termination of Service Relationship,” Section 6: “Responsibility for Taxes,” Section 7: “No Obligation to Continue Service Relationship,” Section 8: “Nature of Grant,” Section 11: “Personal Data,” Section 12: “Language” and Section 21: “Governing Law and Venue” in the Agreement.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of Stock) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule, or on a special form if the Optionee is not required to file a tax return) for the year during which the assets are held. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. Italian residents are subject to a tax on the value of financial assets held outside Italy if the value of such assets exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets (e.g., Stock Option, shares of Stock) assessed on December 31 or on the last day of the year that the assets were held (if shares of Stock are acquired or sold during the year, the taxable amount is reduced in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

NETHERLANDS

There are no country-specific provisions.

SPAIN

Notifications

Foreign Asset/Account Reporting Requirement Information. To the extent the Optionee holds shares of Stock or has a bank account outside of Spain with a value in excess of €50,000 (for each type of asset category) as of December 31 each year, the Optionee will be required to report information on such assets and/or accounts on their tax return Form 720 for such year. After such shares of Stock or accounts are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported shares or accounts increases by more than €20,000 (for each type of asset category) as of each subsequent December 31, or if the Optionee sells shares of Stock or closes a bank account that was previously reported.

Further, the Optionee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 exceed €1,000,000. Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain.

Labor Law Acknowledgment. This provision supplements Section 8: “Nature of Grant” in the Agreement:

By accepting this Stock Option, the Optionee acknowledges, understands and agrees that the Optionee is voluntarily participating in, and has received a copy of, the Plan. The Optionee acknowledges having read and accepts Section 3: “Termination of Service Relationship” and Section 8: “Nature of Grant” of this Agreement.

The Optionee understands that the Company, in its sole discretion, has unilaterally, gratuitously and in its sole discretion decided to grant Stock Options under the Plan to individuals who may be employees, Non-Employee Directors and Consultants of the Company and its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Service Recipient on an ongoing basis over and above the specific terms of the Plan. Consequently, the Optionee understands that this Stock Option is granted on the assumption and condition that neither this Stock Option nor the shares of Stock acquired at exercise of this Stock Option shall become a part of any employment or other service contract with any Service Recipient, nor shall they be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any Stock Option since the future value of the Stock Options and Option Shares is unknown and unpredictable. In addition, the Optionee understands that the grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Stock Option grant shall be null and void.

The Optionee also understands and agrees that in the event of termination for cause, any portion of this Stock Option outstanding, whether vested or unvested, on such date shall terminate immediately and be of no further force and effect. The Optionee further understands and agrees that subject to the above exception and any other exceptions set forth in Section 3: “Termination of Service Relationship” of this Agreement and in the Plan, in the event of the termination of the Optionee’s Service Relationship for any reason (including the reasons listed below), this Stock Option will cease vesting and any entitlement to exercise vested Stock Options will start to run immediately effective on the date the Optionee’s Service Relationship terminates. In particular, the Optionee understands and agrees that any unvested Stock Option, or any vested Stock Option not exercised within the period set forth in Section 3: “Termination of Service Relationship” in this Agreement, will be forfeited without entitlement to the underlying Option Shares or to any amount as indemnification in the event of a termination of the Optionee’s Service Relationship as described in the Agreement prior to vesting or exercise of this Stock Option by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (e.g., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by any Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this Stock Option. The Plan and the Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWITZERLAND

Notifications

Securities Law Information. The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of or service provider to any Service Recipient, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Foreign Asset / Account Reporting Information. Swiss residents are required to declare all of their foreign bank and brokerage accounts in which they hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in their tax return. This includes the Stock Option granted to the Optionee under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Optionee is required to file with the Optionee’s tax return.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6: " Responsibility for Taxes" of the Agreement:

Without limitation to Section 6 of the Agreement, the Optionee hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Service Recipient, or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and any Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Optionee understands that they may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Optionee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Optionee understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or any Service Recipient the amount of any NICs due on this additional benefit, which may also be recovered from the Optionee by any of the means referred to in Section 6 of the Agreement.

Section 431 Election. If the Optionee is or becomes a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) prior to exercising the Stock Option, the Company may require, as a condition of participation in the Plan and the exercise of this Stock Option, that the Optionee enter into, jointly with the Service Recipient, an election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “431 Election”). This election will be to treat the shares of Stock acquired pursuant to the exercise of this Stock Option as if such shares were not restricted securities (for U.K. tax purposes only) despite the Company's clawback or recoupment policies as may be in effect. If the Optionee does not enter into the 431 Election if and when requested by the Company, the Optionee will not be entitled to exercise this Stock Option and no shares of Stock will be issued to the Optionee, without any liability to the Company or any Service Recipient.

NON-QUALIFIED STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS
UNDER THE BLUEPRINT MEDICINES CORPORATION
2024 STOCK INCENTIVE PLAN

Name of Optionee:	%%FIRST_NAME%-% %%LAST_NAME%-%

No. of Option Shares:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Option Exercise Price per Share:	%%OPTION_PRICE%-%

Grant Date:	%%OPTION_DATE%-%

Expiration Date:	%%EXPIRE_DATE_PERIOD1%-%

Pursuant to the Blueprint Medicines Corporation 2024 Stock Incentive Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants to the Optionee named above, who is a Non-Employee Director of the Company, an option (the “Stock Option”) to purchase on or prior to the Expiration Date specified above all or part of the number of shares of Common Stock, par value $0.001 per share, of the Company (the “Stock”) specified above at the Option Exercise Price per Share specified above subject to the terms and conditions set forth in this Non-Qualified Stock Option Agreement, including the Privacy Notice attached as Exhibit A, and any Country-Specific Terms and Conditions for the Optionee’s country attached hereto as Exhibit B (together, the “Agreement”), and in the Plan. This Stock Option is not intended to be an “incentive stock option” under Section 422 of the U.S. Internal Revenue Code of 1986, as amended.

24.            Exercisability Schedule. No portion of this Stock Option may be exercised until such portion shall have become exercisable. Except as set forth below, and subject to the discretion of the Administrator to accelerate the exercisability schedule hereunder, this Stock Option shall become exercisable as follows:

For so long as Optionee remains in any continuous relationship with the Company or any Affiliate (either as applicable, a “Service Recipient”) as an employee, Non-Employee Director or Consultant (the “Service Relationship”) through each applicable vesting date, the Option Shares shall vest and become exercisable in thirty-six (36) equal monthly installments beginning on the one-month anniversary of the Grant Date; provided that one hundred percent (100%) of the Option Shares shall become fully vested and exercisable immediately upon (x) termination of the Service Relationship due to the Optionee’s death or disability, or (y) a Sale Event, subject to the Optionee’s continued Service Relationship through the date of the Sale Event.

Once exercisable, this Stock Option shall continue to be exercisable at any time or times prior to the close of business on the Expiration Date, subject to the provisions hereof and of the Plan.

25.            Manner of Exercise.

(a)            The Optionee may exercise this Stock Option only in the following manner:  from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Administrator of an election to purchase some or all of the Option Shares purchasable at the time of such notice.  This notice shall specify the number of Option Shares to be purchased.

Subject to any restrictions on the manner of exercise set forth in Exhibit B or otherwise imposed by the Administrator, payment of the purchase price for the Option Shares may be made by one or more of the following methods:  (i) in cash, by certified or bank check or other instrument acceptable to the Administrator; (ii) subject to approval of the Administrator for Optionees outside the United States, through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the Optionee on the open market or that are beneficially owned by the Optionee and are not then subject to any restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator; (iii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; (iv) by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; or (v) a combination of (i), (ii), (iii) and (iv) above.  Payment instruments will be received subject to collection.

The transfer to the Optionee on the records of the Company or of the transfer agent of the Option Shares will be contingent upon (i) the Company’s receipt from the Optionee of the full purchase price for the Option Shares, as set forth above, (ii) the fulfillment of any other requirements contained herein, including satisfaction of any applicable tax amount if required to be withheld by the Company as described in Section 6 below, or in the Plan or in any other agreement or provision of laws, and (iii) the receipt by the Company of any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.  In the event the Optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Optionee upon the exercise of the Stock Option shall be net of the Shares attested to.

(b)            Subject to any restriction on the manner of exercise set forth in Exhibit B or otherwise imposed by the Administrator, the shares of Stock purchased upon exercise of this Stock Option shall be transferred to the Optionee on the records of the Company or of the transfer agent upon compliance to the satisfaction of the Administrator with all requirements under applicable laws or regulations in connection with such transfer and with the requirements hereof and of the Plan.  The determination of the Administrator as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company or the transfer agent shall have transferred the shares to the Optionee, and the Optionee’s name shall have been entered as the stockholder of record on the books of the Company.  Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

(c)            Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

26.            Termination of Service Relationship. If the Optionee’s Service Relationship terminates, the period within which to exercise the Stock Option may be subject to earlier termination as set forth below.

(a)            Termination Due to Death. If the Optionee’s Service Relationship terminates by reason of the Optionee’s death, any portion of this Stock Option outstanding on the date of termination by reason of death, whether already vested on the date of such termination or vested as a result of such termination in accordance with Section 1 of this Agreement, may thereafter be exercised by the Optionee’s legal representative or legatee for a period of 12 months from the date of death or until the Expiration Date, if earlier.

(b)            Termination Due to Disability. If the Optionee’s Service Relationship terminates by reason of the Optionee’s disability, any portion of this Stock Option outstanding on the date of termination by reason of disability, whether already vested on the date of such termination or vested as a result of such termination in accordance with Section 1 of this Agreement, may thereafter be exercised by the Optionee for a period of 12 months from the date of such termination or until the Expiration Date, if earlier.

(c)            Other Termination. If the Optionee’s Service Relationship terminates for any reason other than the Optionee’s death or disability, and unless otherwise determined by the Administrator, any portion of this Stock Option outstanding on such date may be exercised, to the extent exercisable on the date the Optionee’s Service Relationship terminates, for a period of twelve months from such date or until the Expiration Date, if earlier. Any portion of this Stock Option that is not exercisable on such termination date shall terminate immediately and be of no further force or effect.

27.            Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

28.            Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee’s lifetime, only by the Optionee, and thereafter, only by the Optionee’s legal representative or legatee.

29.            Responsibility for Taxes. The Optionee acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Optionee's participation in the Plan and legally applicable to the Optionee (“Tax-Related Items”) is and remains the Optionee’s responsibility and may exceed any amount actually withheld by the Company or Service Recipient if required by any applicable laws outside the United States. The Optionee further acknowledges that the Company (1) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Stock Option, including, but not limited to, the grant, vesting, or exercise of the Stock Option, the subsequent sale of shares of Stock acquired pursuant to such exercise and the receipt of any dividends; and (2) does not commit to and is under no obligation to structure the terms of the grant or any aspect of this Stock Option to reduce or eliminate the Optionee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Optionee is subject to Tax-Related Items in more than one jurisdiction, the Optionee acknowledges that the Company and/or any current or former Service Recipient may be required to withhold or account for Tax-Related Items in jurisdiction(s) outside the United States and may seek evidence of residency from the Optionee for purposes of operating such withholding or payment on account.

The Company shall not be responsible for withholding any Tax-Related Items, unless required by applicable laws outside of the United States. The Company may take such action as it deems appropriate to ensure that all Tax-Related Items are withheld or collected from the Optionee, if and to the extent required by applicable law. In this regard, the Company will have the power and the right to require the Optionee to remit to the Company, the amount necessary to satisfy the Tax-Related Items; provided that any obligations for Tax-Related Items may be satisfied in the manner in which the Option Exercise Price is permitted to be paid under Section 2 of this Agreement or any other method permitted by the Plan, with the exception that unless otherwise determined by the Administrator, shares of Stock may only be deducted or withheld from any shares of Stock deliverable under this Agreement pursuant to the election of the Optionee. Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering maximum applicable rates, in which case the Optionee will receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent.

The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Optionee fails to comply with the Optionee’s obligations in connection with the Tax-Related Items.

30.            No Obligation to Continue Service Relationship. Neither the Plan nor this Stock Option confers upon the Optionee any rights with respect to continuance as a Non-Employee Director or in any other Service Relationship, and neither the Plan nor this Agreement shall interfere in any way with the right of any Service Recipient to terminate the Service Relationship of the Optionee at any time.

31.            Nature of Grant. In accepting the Stock Option, the Optionee acknowledges, understands and agrees that:

(i)            the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(j)            the Stock Option grant and the Optionee’s participation in the Plan shall not create a right to employment or other service relationship with the Company, nor shall it be interpreted as forming or amending an employment or other service relationship with the Company or any Affiliate;

(k)            the Optionee is voluntarily participating in the Plan;

(l)            the future value of the underlying Option Shares is unknown, indeterminable and cannot be predicted with certainty;

(m)            if the underlying Option Shares do not increase in value, the Stock Option will have no value;

(n)            if the Optionee exercises the Stock Option and acquires shares of Stock, the value of such shares may increase or decrease in value, even below the Option Exercise Price;

(o)            no claim or entitlement to compensation or damages shall arise from (1) forfeiture of this Stock Option resulting from the termination of the Optionee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid under or in breach of any applicable laws in the jurisdiction where the Optionee is providing services or the terms of an employment or service agreement, if any), and/or (2) termination of the Stock Option or recoupment of any shares of Stock, cash or other benefits resulting from the application of Section 15 of this Agreement; and

(p)            neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Optionee’s local currency and the United States Dollar that may affect the value of this Stock Option or of any amounts due to the Optionee pursuant to the exercise of this Stock Option or the subsequent sale of any shares of Stock acquired upon exercise.

32.            No Advice Regarding Grant. Neither the Company nor any Affiliate is providing any tax, legal or financial advice, or making any recommendations regarding the Optionee’s participation in the Plan, or the Optionee’s acquisition or sale of the Option Shares. The Optionee understands and agrees that the Optionee should consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

33.            Integration. This Agreement, including its Exhibits A and B, constitutes the entire agreement between the parties with respect to this Stock Option and supersedes all prior agreements and discussions between the parties concerning such subject matter.

34.            Personal Data.  In order to administer the Plan and this Agreement, and to implement or structure future equity grants, the Company may collect and process the Optionee’s personal data, including sharing it with its Affiliates and service providers in connection with administering the Plan and performing its obligations under this Agreement. The Company may also transfer the Optionee’s personal data to countries with privacy laws that may be less protective than those of the Optionee’s country.  The attached Exhibit A – Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Optionee’s personal data will be collected, processed and transferred, and the Optionee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

35.            Language. The Optionee acknowledges that the Optionee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Optionee to understand the terms and conditions of this Agreement. If the Optionee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control unless otherwise required by local law.

36.            Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to this Stock Option or future awards that may be granted under the Plan by electronic means. The Optionee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

37.            Insider Trading Restrictions/Market Abuse Laws. The Optionee acknowledges that the Optionee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the Optionee's country and the designated broker's country, which may affect the ability to, directly or indirectly, acquire or sell, or attempt to sell, shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock (e.g., Stock Options) under the Plan during such times as the Optionee is considered to have “inside information” regarding the Company (as defined by applicable laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Optionee placed before the Optionee possessed inside information. Furthermore, the Optionee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations may be separate from and are in addition to those restrictions imposed under the Company’s insider trading policies and procedures as in effect and amended from time to time. The Optionee acknowledges the responsibility to comply with any applicable restrictions, and the Optionee should speak to a personal advisor on this matter.

38.            Clawback/Recoupment. The Stock Option, whether vested or unvested, and/or the shares of Stock (or other benefits) acquired upon exercise of the Stock Option, may be subject to any applicable Company clawback or recoupment policies, as in effect and amended from time to time, whether any such policy is adopted before, on or after the date of this Agreement or required under applicable laws (the “Recoupment Policies”). The Stock Option, whether vested or unvested, and any shares of Stock (or other benefits) acquired upon exercise of the Stock Option, shall be subject to deduction, clawback or forfeiture if and to the extent provided in any Recoupment Policies as well as to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any such recoupment obligations, among other things, the Optionee expressly authorizes the Company to issue instructions, on the Optionee's behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the Stock Option to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company's enforcement of the Recoupment Policies or compliance with applicable laws. No attempted or actual recovery of compensation as described in this Section 15 will be an event giving rise to the Optionee's right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, any Service Recipient.

39.            Foreign Asset/Account, Exchange Control and Tax Reporting. The Optionee's country of residence and/or Service Relationship may have certain foreign asset and/or account reporting requirements and exchange controls that may affect the Optionee's ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock acquired under the Plan) in a brokerage or bank account outside the Optionee's country. The Optionee understands that the Optionee may be required to report such accounts, assets or transactions to the tax or other authorities the Optionee’s country. The Optionee may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Optionee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Optionee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Stock acquired under the Plan. The Optionee acknowledges that it is the Optionee’s responsibility to be compliant with all such requirements, and that the Optionee should consult personal and legal tax advisors, as applicable, to ensure compliance.

40.            Exhibit B. Notwithstanding anything in this Agreement, this Stock Option shall be subject to any additional terms and conditions set forth in Exhibit B to this Agreement for the Optionee’s country of residence and/or Service Relationship. Moreover, if the Optionee transfers residence and/or Service Relationship to, or is considered a citizen or resident for local law purposes of, one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Optionee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Optionee’s transfer). Exhibit B constitutes part of this Agreement.

41.            Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Optionee’s participation in the Plan, on this Stock Option and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Optionee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

42.            Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Optionee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

43.            Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon exercise of this Stock Option prior to the completion of any registration or qualification of the shares under any applicable local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Optionee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

44.            Governing Law and Venue. This Award and the provisions of this Agreement are governed by, and subject to, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters are governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

45.            Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

46.            Waiver. The Optionee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Optionee or any other optionee.

BLUEPRINT MEDICINES CORPORATION

By:
Name:	Kathryn D. Haviland
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Optionee (including through an online acceptance process) is acceptable.

Dated:
Optionee’s Signature

Optionee’s name and address:

%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-%
%%COUNTRY%-%
%%ZIPCODE%-%

EXHIBIT A

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

NON-EMPLOYEE DIRECTORS UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Privacy Notice

If you, the individual named as the Optionee in the Agreement to which this Exhibit A – Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller,) Company Affiliates and third-party service providers (“Providers”) as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Affiliates and certain Providers in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with Providers, we do so for purposes of administering the Plan and we enter into a contract with the Provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Only Company employees who need access to your personal data collected as part of administering the Plan and performing obligations under the Agreement will have access to this information.

Transfers of Personal Data

Your personal data may be sent to the Company, Company Affiliates and Providers in the United States or any country where we have operations or in which we engage Providers, which may include locations outside of your country of residence and where data protection rules may be different or provide less protection from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Company, Company Affiliates and Providers in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data. These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed. For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA. A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner: Data Protection - Switzerland (admin.ch).

In compliance with the EU-U.S. Data Privacy Framework and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF, Blueprint Medicines commits to refer unresolved complaints concerning our handling of personal data received in reliance on the EU-U.S. DPF and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF to BBB NATIONAL PROGRAMS, an alternative dispute resolution provider based in the United States.  If you do not receive timely acknowledgment of your DPF Principles-related complaint from us, or if we have not addressed your DPF Principles-related complaint to your satisfaction, please visit www.bbbprograms.org/dpf-complaints for more information or to file a complaint.  The services of BBB NATIONAL PROGRAMS are provided at no cost to you.

If your complaint involves human resources data transferred to the United States from the European Union or Switzerland in the context of the employment relationship, and the Company does not address it satisfactorily, the Company commits to cooperate with the panel established by the EU data protection authorities (DPA Panel), and the Swiss Federal Data Protection and Information Commissioner and to comply with the advice given by the DPA panel or FDPIC with regard to such human resources data. To pursue an unresolved human resources complaint, you should contact the state or national data protection or labor authority in the appropriate jurisdiction. Contact details for the EU data protection authorities can be found at https://edpb.europa.eu/about-edpb/board/members_en. Complaints related to human resources data should not be addressed to the BBB NATIONAL PROGRAMS.

If your DPF complaint cannot be resolved through the above channels, under certain conditions, you may invoke binding arbitration for some residual claims not resolved by other redress mechanisms. See https://www.dataprivacyframework.gov/s/article/ANNEX-I-introduction-dpf

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com

EXHIBIT B

NON-QUALIFIED STOCK OPTION AGREEMENT FOR

NON-EMPLOYEE DIRECTORS UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Blueprint Medicines Corporation 2024 Stock Incentive Plan as may be amended and restated and the Non-Qualified Stock Option Agreement for Non-Employee Directors, including its Exhibit A.

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern this Stock Option if the Optionee provides services and/or resides in any of the countries included herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Non-Qualified Stock Option Agreement for Non-Employee Directors.

If the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Optionee is currently residing and/or providing services or if the Optionee transfers residency and/or Service Relationship to another country after this Stock Option is granted, the Administrator shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Optionee.

Notifications

This Exhibit B also includes notifications regarding securities law, exchange controls and certain other issues of which the Optionee should be aware with respect to the Optionee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Optionee not rely on the information herein as the only source of information relating to the consequences of the Optionee’s participation in the Plan because the information may be out of date at the time the Optionee is granted or exercises this Stock Option or sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Optionee’s particular situation, and the Company is not in a position to assure the Optionee of any particular result. Accordingly, the Optionee should seek appropriate professional advice as to how the relevant laws in the Optionee’s country may apply to the Optionee’s situation.

Finally, if the Optionee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Optionee is currently residing and/or providing services or if the Optionee transfers residency and/or Service Relationship to another country after this Stock Option is granted, the notifications contained herein may or may not be applicable to the Optionee.

FRANCE

Notifications

Stock Option Not French-Qualified. The Stock Option granted under this Agreement is not intended to qualify for specific tax and social security treatment pursuant to Sections L. 225-177 to L. 225-186 and Sections L. 22-10-56 to L. 22-10-58 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting this Stock Option, the Optionee confirms having read and understood the Plan and this Agreement, and all terms and conditions included therein, which were provided in the English language. The Optionee accepts the terms of those documents accordingly.

En acceptant cette Option, le Titulaire de l’Option confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de l’Option accepte les dispositions de ces documents en connaissance de cause.

Exchange Control Information. If the Optionee imports or exports cash (e.g., Option Exercise Price or proceeds from the sale of shares of Stock acquired under the Plan) with a value equal to or exceeding a certain threshold, and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.

Foreign Asset/Account Reporting Information. The Optionee must report any shares of Stock and bank or brokerage accounts held outside France (including any accounts that were opened, used and/or closed during the tax year) on an annual basis, on form No. 3916, together with the Optionee’s income tax return. It is the Optionee’s responsibility to comply with French foreign asset and account reporting requirements, and neither the Company nor any Service Recipient will be liable for any resulting fines or penalties.

GERMANY

Notifications

Exchange Control Information.

Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities must be reported to the German Federal Bank. In the event that German residents make or receive a payment in excess of this amount (including if the Optionee acquires shares of Stock with a value in excess of this amount under the Plan or sells such shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover the Optionee's liability for Tax-Related Items, the German resident must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank. Such reports must be made electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website: website: www.bundesbank.de or via such other method (e.g., via email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timeframe as is permitted or required by Bundesbank. The German resident Optionee is responsible for making this report.

Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Optionee will need to report the acquisition when the Optionee files a tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Optionee holds shares of Stock exceeding 10% of the Company’s total Stock.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting this Stock Option, the Optionee acknowledges that the Optionee has received a copy of the Plan and the Agreement, including Exhibit A and this Exhibit B, has reviewed these documents in their entirety and fully understands and accepts all provisions contained therein. The Optionee further acknowledges that the Optionee has read and specifically and expressly approves the provisions regarding Section 3: “Termination of Service Relationship,” Section 6: “Responsibility for Taxes,” Section 7: “No Obligation to Continue Service Relationship,” Section 8: “Nature of Grant,” Section 11: “Personal Data,” Section 12: “Language” and Section 21: “Governing Law and Venue” in the Agreement.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of Stock) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule, or on a special form if the Optionee is not required to file a tax return) for the year during which the assets are held. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. Italian residents are subject to a tax on the value of financial assets held outside Italy if the value of such assets exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets (e.g., Stock Option, shares of Stock) assessed on December 31 or on the last day of the year that the assets were held (if shares of Stock are acquired or sold during the year, the taxable amount is reduced in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

NETHERLANDS

There are no country-specific provisions.

SPAIN

Notifications

Foreign Asset/Account Reporting Requirement Information. To the extent the Optionee holds shares of Stock or has a bank account outside of Spain with a value in excess of €50,000 (for each type of asset category) as of December 31 each year, the Optionee will be required to report information on such assets and/or accounts on their tax return Form 720 for such year. After such shares of Stock or accounts are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported shares or accounts increases by more than €20,000 (for each type of asset category) as of each subsequent December 31, or if the Optionee sells shares of Stock or closes a bank account that was previously reported.

Further, the Optionee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 exceed €1,000,000. Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain.

Labor Law Acknowledgment. This provision supplements Section 8: “Nature of Grant” in the Agreement:

By accepting this Stock Option, the Optionee acknowledges, understands and agrees that the Optionee is voluntarily participating in, and has received a copy of, the Plan. The Optionee acknowledges having read and accepts Section 3: “Termination of Service Relationship” and Section 8: “Nature of Grant” of this Agreement.

The Optionee understands that the Company, in its sole discretion, has unilaterally, gratuitously and in its sole discretion decided to grant Stock Options under the Plan to individuals who may be employees, Non-Employee Directors and Consultants of the Company and its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Service Recipient on an ongoing basis over and above the specific terms of the Plan. Consequently, the Optionee understands that this Stock Option is granted on the assumption and condition that neither this Stock Option nor the shares of Stock acquired at exercise of this Stock Option shall become a part of any employment or other service contract with any Service Recipient, nor shall they be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Optionee understands and freely accepts that there is no guarantee that any benefit whatsoever shall arise from any Stock Option since the future value of the Stock Options and Option Shares is unknown and unpredictable. In addition, the Optionee understands that the grant would not be made to the Optionee but for the assumptions and conditions referred to above; thus, the Optionee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then this Stock Option grant shall be null and void.

The Optionee also understands and agrees that in the event of termination for cause, any portion of this Stock Option outstanding, whether vested or unvested, on such date shall terminate immediately and be of no further force and effect. The Optionee further understands and agrees that subject to the above exception and any other exceptions set forth in Section 3: “Termination of Service Relationship” of this Agreement and in the Plan, in the event of the termination of the Optionee’s Service Relationship for any reason (including the reasons listed below), this Stock Option will cease vesting and any entitlement to exercise vested Stock Options will start to run immediately effective on the date the Optionee’s Service Relationship terminates. In particular, the Optionee understands and agrees that any unvested Stock Option, or any vested Stock Option not exercised within the period set forth in Section 3: “Termination of Service Relationship” in this Agreement, will be forfeited without entitlement to the underlying Option Shares or to any amount as indemnification in the event of a termination of the Optionee’s Service Relationship as described in the Agreement prior to vesting or exercise of this Stock Option by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (e.g., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by any Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of this Stock Option. The Plan and the Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWITZERLAND

Notifications

Securities Law Information. The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of or service provider to any Service Recipient, or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Foreign Asset / Account Reporting Information. Swiss residents are required to declare all of their foreign bank and brokerage accounts in which they hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in their tax return. This includes the Stock Option granted to the Optionee under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Optionee is required to file with the Optionee’s tax return.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6: " Responsibility for Taxes" of the Agreement:

Without limitation to Section 6 of the Agreement, the Optionee hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Service Recipient, or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Optionee also hereby agrees to indemnify and keep indemnified the Company and any Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Optionee’s behalf.

Notwithstanding the foregoing, if the Optionee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Optionee understands that they may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Optionee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Optionee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Optionee understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or any Service Recipient the amount of any NICs due on this additional benefit, which may also be recovered from the Optionee by any of the means referred to in Section 6 of the Agreement.

Section 431 Election. If the Optionee is or becomes a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) prior to exercising the Stock Option, the Company may require, as a condition of participation in the Plan and the exercise of this Stock Option, that the Optionee enter into, jointly with the Service Recipient, an election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “431 Election”). This election will be to treat the shares of Stock acquired pursuant to the exercise of this Stock Option as if such shares were not restricted securities (for U.K. tax purposes only) despite the Company's clawback or recoupment policies as may be in effect. If the Optionee does not enter into the 431 Election if and when requested by the Company, the Optionee will not be entitled to exercise this Stock Option and no shares of Stock will be issued to the Optionee, without any liability to the Company or any Service Recipient.

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT FOR EMPLOYEES
UNDER THE BLUEPRINT MEDICINES CORPORATION
2024 STOCK INCENTIVE PLAN

Name of Grantee:

Target No. of Performance-Based Restricted Stock Units (“PSUs”):	(the “Target Award”)

Maximum No. of PSUs:

Grant Date:

Performance Cycle Start Date:

Performance Cycle End Date:

Pursuant to the Blueprint Medicines Corporation 2024 Stock Incentive Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants an award of the target number of PSUs listed above (an “Award”) to the Grantee named above subject to the terms and conditions in this Performance-Based Restricted Stock Unit Award Agreement, including the Performance Multiplier for Performance Cycle attached hereto as Exhibit A, the Privacy Notice attached hereto as Exhibit B, and any Country-Specific Terms and Conditions for the Grantee’s country attached hereto as Exhibit C (collectively, the “Agreement”), and in the Plan. Each PSU shall relate to one share of Common Stock, par value $0.001 per share, of the Company (the “Stock”).

1.             Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (a) the PSUs have vested as provided in Sections 2, 3 or 4 of this Agreement and (b) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.             Vesting of PSUs. Subject to Sections 3 and 4 of this Agreement, the restrictions and conditions of Section 1 of this Agreement shall lapse as follows:

(a)            Number of Awardable PSUs. The number of PSUs, if any, that shall be awardable for a Performance Cycle shall equal the Grantee’s Target Award multiplied by the Performance Multiplier for such Performance Cycle, subject to the terms hereof. The number of PSUs awardable for a Performance Cycle (if any) shall be rounded to the nearest whole share of Stock. The Performance Multiplier shall be determined as set forth on Exhibit A, attached hereto.

(b)            Administrator Determination. Following the conclusion of the Performance Cycle, the Administrator shall determine and certify in writing the actual number, if any, of PSUs that shall be awardable as of the final day of such Performance Cycle, using the calculation set forth in Section 2(a) of this Agreement, subject to adjustment as set forth in the Plan (the “Administrator Determination”).

(c)            Vesting. Provided the Grantee remains in a continuous Service Relationship through the date of the Administrator Determination and the third anniversary of the Grant Date, the total number, if any, of awardable PSUs calculated pursuant to the Administrator Determination shall become earned and vested on the third anniversary of the Grant Date (the “Vesting Date”). The Administrator may at any time accelerate the vesting schedule specified in this Section 2, subject to this Agreement and the Plan.

3.            Termination of Service Relationship.

(a)            General. If the Grantee’s Service Relationship terminates prior to the Vesting Date for any reason other than due to the Grantee’s death or disability, any PSUs that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives, will thereafter have any further rights or interests in such unvested PSUs.

(b)            Death/Disability. Notwithstanding anything stated to the contrary in this Agreement, if the Grantee’s Service Relationship terminates due to the Grantee’s death or disability (x) prior to the Administrator Determination (or Sale Event Administrator Determination, if applicable), then the Target Award shall immediately vest and become payable as of the date of such termination, or (y) on or following the Administrator Determination (or Sale Event Administrator Determination, as applicable) but prior to the Vesting Date or Sale Event Vesting Date, as applicable, then the total number, if any, of awardable PSUs calculated pursuant to the Administrator Determination (or Sale Event Administrator Determination, if applicable) shall immediately become earned and vested on the date of such termination.

The Company’s determination of the reason for termination of the Grantee’s Service Relationship shall be conclusive and binding on the Grantee and the Grantee’s representatives or legatees.

4.            Sale Event.

(a)           Notwithstanding anything stated to the contrary above in this Agreement, upon a Sale Event prior to the Performance Cycle End Date, the following shall occur:

(i)             The Administrator shall determine the number of PSUs awardable equal to the higher of (i) the Target Award and (ii) the Target Award multiplied by the Performance Multiplier determined for the Sale Event Performance Cycle based on Total Shareholder Return percentile rank for the Sale Event Performance Cycle relative to the Performance Measurement Index for such Sale Event Performance Cycle (the “Sale Event Administrator Determination”).  The awardable PSUs pursuant to the Sale Event Administrator Determination shall become vested on the third anniversary of the Grant Date, subject to the Grantee’s continuous Service Relationship through such date (the “Sale Event Vesting Date”).

(ii)            In the event that subsequent to a Sale Event and before the Sale Event Vesting Date, the Grantee’s Service Relationship terminates for any reason other than a Sale Event Termination or the Grantee’s death or disability, the Grantee shall automatically and immediately forfeit the right to receive any portion of the Award including any portion of the Award that may have been awardable pursuant to the Sale Event Administrator Determination.

(iii)           In the event a Sale Event Termination occurs with respect to the Grantee prior to the Sale Event Vesting Date, subject to the Grantee’s execution and non-revocation of a severance agreement within sixty (60) days following the date of such termination, including a general release of claims acceptable to the Company or its successor or acquirer, the outstanding awardable PSUs pursuant to the Sale Event Administrator Determination shall immediately vest and become payable as of the date of such Sale Event Termination.

(b)            In the event a Sale Event Termination occurs with respect to the Grantee after the Performance Cycle End Date but prior to the Vesting Date, subject to the Grantee’s execution and non-revocation of a severance agreement within sixty (60) days following the date of such termination, including a general release of claims acceptable to the Company or its successor or acquirer, the outstanding awardable PSUs pursuant to the Administrator Determination shall immediately vest and become payable as of the date of such Sale Event Termination.

(c)            Notwithstanding any of the foregoing, if the successor entity (or its ultimate parent) in a Sale Event does not agree to assume, continue or substitute the awardable PSUs pursuant to the Administrator Determination (or Sale Event Administrator Determination, as applicable), then the awardable PSUs pursuant to the Administrator Determination (or Sale Event Administrator Determination, as applicable), shall be deemed vested and payable as of the Sale Event Date, provided the Grantee remains in a continuous Service Relationship through such date.

5.            Issuance of Shares of Stock. As soon as practicable following the Vesting Date, Sale Event Vesting Date, or accelerated vesting date pursuant to Sections 3(b), 4(a)(iii), 4(b) or 4(c) of this Agreement, as applicable (but in no event later than two and one-half months after the end of the year in which such applicable date occurs except to the extent a longer period is permitted for death under Section 409A of the Code), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of PSUs that have vested pursuant to Sections 2, 3 or 4 of this Agreement and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

6.            Defined Terms. The following terms shall have the following respective meanings:

(a)            “Cause” shall have the same meaning as that set forth in the Employment Agreement, or if the Grantee has no Employment Agreement with such a term, “Cause” shall mean a determination by the Company that the Grantee’s Service Relationship terminates as a result of (i) the Grantee’s dishonest statements or acts with respect to the Company or any Subsidiaries, or any of its or their current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the Grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the Grantee’s willful failure or refusal to perform services to the reasonable satisfaction of the applicable Service Recipient; (iv) the Grantee’s gross negligence, willful misconduct, or breach of fiduciary duty with respect to the Company or any Subsidiary; or (v) the Grantee’s material violation of any provision of any written agreement(s) between the Grantee and the Company or any Subsidiary relating to noncompetition, nondisclosure and/or assignment of inventions.

(b)            “Closing Stock Price” means the Stock Price as of the last day of the Performance Cycle (or Sale Event Performance Cycle, as applicable).

(c)            “Employment Agreement” means the employment agreement entered into between the Grantee and the Company or Service Recipient, as applicable, including any and all amendments thereto, in effect as of the termination of Grantee’s employment.

(d)            “Good Reason” shall have the meaning set forth in the Employment Agreement, or if the Grantee has no Employment Agreement with such a term, the meaning set forth in the Change in Control Severance Plan of the Company or Subsidiary, as applicable to the Grantee, in effect as of the termination of Grantee’s employment.

(e)            “Initial Stock Price” means the Stock Price as of the twenty-first consecutive trading day of the Performance Cycle.

(f)            “Performance Measurement Index” means those companies within the S&P Biotechnology Select Industry Index (or, in the event such index is discontinued or its methodology significantly changed, a comparable index selected by the Administrator in good faith) on the first day of the Performance Cycle and that are publicly traded during the entire Performance Cycle (or Sale Event Performance Cycle, as applicable).

(g)           “Performance Cycle” means the three-year period commencing on the Performance Cycle Start Date and ending on Performance Cycle End Date.

(h)           “Sale Event” shall have the same meaning as that set forth in the Plan.

(i)            “Sale Event Date” means with respect to a Sale Event Performance Cycle, the date immediately prior to the consummation of the Sale Event.

(j)            “Sale Event Performance Cycle” means the Performance Cycle that is shortened by the Administrator such that the period shall be deemed to have concluded as of the Sale Event Date.

(k)            “Sale Event Termination” means (i) the termination by the Company (or its successor) or a Service Recipient, as applicable, of the Grantee’s Service Relationship for any reason other than for Cause, death or disability; or (ii) the termination by the Grantee of the Grantee’s employment for Good Reason, in either case within twelve (12) months following a Sale Event.

(l)            “Service Recipient” means the Company (or its successor) or the Affiliate with which the Grantee has a Service Relationship.

(m)          “Service Relationship” means any continuous relationship with the Company or any Affiliate as an employee, Non-Employee Director or Consultant.

(n)           “Stock Price” means, as of a particular date, the average closing price of one share of Stock for the twenty (20) consecutive trading days ending on the trading day immediately prior to such date (or, ending on such date, for the Closing Stock Price); provided however, that in the event of a Sale Event of the Company, the Stock Price as of the Sale Event Date shall equal the fair market value, as determined by the Administrator in its discretion, of the total consideration paid in the transaction resulting in the Sale Event for one share of Stock.

(o)           “Target Award” means the target number of PSUs as set forth above in this Agreement.

(p)           “Total Shareholder Return” means, with respect to the Performance Cycle (or Sale Event Performance Cycle, as applicable), the total percentage return per share, achieved by the Stock assuming contemporaneous reinvestment in the Stock of all dividends and other distributions (excluding dividends and distributions paid in the form of additional shares of Stock) at the closing price of one share of Stock on the date such dividend or other distribution was paid, based on the Initial Stock Price, and the Closing Stock Price for the last day of the Performance Cycle or, in the case of a Sale Event Performance Cycle, the Stock Price as of the Sale Event Date.

7.            Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

8.            Tax Withholding.

(a)            The Grantee acknowledges that, regardless of any action taken by the Company or the Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or the Service Recipient. The Grantee further acknowledges that the Company and/or the Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the PSUs, including, but not limited to, the grant or vesting of the PSUs, the subsequent sale of shares of Stock acquired pursuant to such vesting and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the PSUs to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, he or she acknowledges that the Company and/or the Service Recipient (or former Service Recipient, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)            Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Administrator to satisfy all Tax-Related Items. In this regard, the Grantee authorizes and directs the Company to cause its transfer agent and any manager of the Company’s stock plan benefits to sell on the Grantee’s behalf a whole number of shares of Stock from those shares of Stock issued to the Grantee necessary to satisfy the Tax-Related Items withholding obligations. The Grantee acknowledges that the Grantee shall have no control over the timing of such mandatory sale, and the Company shall use the proceeds from such sale to satisfy the Grantee’s liability for Tax-Related Items.

(c)            Notwithstanding the foregoing, if such mandatory sale is prevented by a legal, contractual, regulatory or accounting restriction or if the obligation for Tax-Related Items arises other than in connection with the vesting (and associated settlement) of the PSUs, the Grantee authorizes the Company and/or the Service Recipient, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (i) requiring the Grantee to make a payment in a form acceptable to the Company; (ii) withholding from wages or other cash compensation paid to the Grantee by the Company and/or the Service Recipient; (iii) withholding in shares of Stock to be issued upon vesting of the PSUs (provided, in the case of Section 16 officer of the Company subject to Section 16 of the Exchange Act of 1934 (the “Exchange Act”), that this method is authorized by the Administrator as constituted in accordance with Rule 16b-3 under the Exchange Act); or (iv) any other method of withholding determined by the Administrator and permitted by applicable law.

(d)            Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Stock, or if not refunded, the Grantee may seek a refund from local tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or the Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the vested PSUs, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

(e)            The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

9.            Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

10.          No Obligation to Continue Service Relationship. No Service Recipient is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of any Service Recipient to terminate the Service Relationship of the Grantee at any time.

11.          Nature of Grant. In accepting the grant, the Grantee acknowledges, understands and agrees that:

(a)            the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)            the grant of the PSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(c)            all decisions with respect to future restricted stock unit or other grants, if any, will be at the sole discretion of the Company;

(d)            the grant of PSUs and the Grantee’s participation in the Plan shall not create a right to employment or other service relationship with the Company nor shall it be interpreted as forming or amending an employment or other service relationship with the Company or any Affiliate;

(e)            the Grantee is voluntarily participating in the Plan;

(f)             the PSUs and the shares of Stock subject to the PSUs, and the income and value of same, are not intended to replace any pension rights, director fees or compensation for which the Grantee may be eligible;

(g)            the PSUs and the shares of Stock subject to the PSUs, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments for which the Grantee may be eligible;

(h)            unless otherwise agreed with the Company, the PSUs and the shares of Stock subject to the PSUs, and the income and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of any Affiliate;

(i)             the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

(j)             no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the PSUs resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of an employment or service agreement, if any); and/or (2) termination of the PSUs or recoupment of any shares of Stock, cash or other benefits resulting from the application of Section 18 of this Agreement; and

(k)            neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the PSUs or of any amounts due to the Grantee pursuant tothe vesting of the PSUs or the subsequent sale of any shares of Stock acquired upon vesting.

12.           No Advice Regarding Grant. Neither the Company nor any Affiliate is providing any tax, legal or financial advice, or making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the shares of Stock. The Grantee understands and agrees that the Grantee should consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

13.           Integration. This Agreement, including its Exhibits A, B and C, constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

14.           Personal Data. In order to administer the Plan and this Agreement, and to implement or structure future equity grants, the Company may collect and process the Grantee’s personal data, including sharing it with its Affiliates and certain service providers in connection with administering the Plan and performing its obligations under this Agreement. The Company may also transfer the Grantee’s personal data to countries with privacy laws that may be less protective than those of the Grantee’s country.  The attached Exhibit B -- Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Grantee’s personal data will be collected, processed and transferred and the Grantee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

15.           Language. The Grantee acknowledges that the Grantee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different that the English version, the English version will control unless otherwise required by local law.

16.           Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the PSUs or future awards that may be granted under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

17.           Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the Grantee’s country and the designated broker’s country, which may affect the ability to, directly or indirectly, acquire or sell, or attempt to sell, shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock (e.g., PSUs) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by applicable laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations may be separate from and are in addition to those restrictions imposed under the Company’s insider trading policies and procedures as in effect and amended from time to time. The Grantee acknowledges the responsibility to comply with any applicable restrictions, and the Grantee should speak to a personal advisor on this matter.

18.           Clawback/Recoupment. The PSUs, whether vested or unvested, and/or the shares of Stock (or other benefits) acquired upon vesting and settlement of the PSUs, may be subject to any applicable Company clawback or recoupment policies, as in effect and amended from time to time, whether any such policy is adopted before, on or after the date of this Agreement or required under applicable laws (the “Recoupment Policies”). The PSUs, whether vested or unvested, and any shares of Stock (or other benefits) acquired upon vesting and settlement of the PSUs, shall be subject to deduction, clawback or forfeiture if and to the extent provided in any Recoupment Policies as well as to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any such recoupment obligations, among other things, the Grantee expressly authorizes the Company to issue instructions, on the Grantee's behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the PSUs to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company's enforcement of the Recoupment Policies or compliance with applicable laws. No attempted or actual recovery of compensation as described in this Section 18 will be an event giving rise to the Grantee's right to resign for Good Reason or “constructive termination” (or similar term) under any plan of, or agreement with, any Service Recipient. To the extent the Grantee’s Employment Agreement or any other agreement between the Grantee and any Service Recipient, or the Change in Control Severance Plan or any other policy or plan (but excluding any Recoupment Policies) that may apply to the Grantee, contains provisions regarding performance-based equity that are less favorable to the Grantee than those provided by this Agreement, this Agreement shall govern with respect to this Award. In no event will the Grantee be eligible for duplicative benefits under this Agreement and any other plan, policy or agreement.

19.           Foreign Asset/Account, Exchange Control and Tax Reporting. The Grantee’s country of residence and/or Service Relationship may have certain foreign asset and/or account reporting requirements and exchange controls that may affect the Grantee’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock acquired under the Plan) in a brokerage or bank account outside the Grantee’s country. The Grantee understands that the Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country. The Grantee may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Grantee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Grantee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Stock acquired under the Plan. The Grantee acknowledges that it is the Grantee’s responsibility to be compliant with all such requirements, and that the Grantee should consult personal and legal tax advisors, as applicable, to ensure compliance.

20.          Exhibit C. Notwithstanding anything in this Agreement, this Award shall be subject to any additional terms and conditions set forth in Exhibit C to this Agreement for the Grantee’s country of residence and/or Service Relationship. Moreover, if the Grantee transfers residence and/or Service Relationship to, or is considered a citizen or resident for local law purposes of, one of the countries included in Exhibit C, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee’s transfer). Exhibit C constitutes part of this Agreement.

21.          Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the PSUs and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

22.          Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

23.          Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon vesting of the PSUs prior to the completion of any registration or qualification of the shares under any applicable local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

24.          Governing Law and Venue. This Award and the provisions of this Agreement are governed by, and subject to, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters are governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

25.          Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

26.          Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

BLUEPRINT MEDICINES CORPORATION

By:
Name:	Kathryn D. Haviland
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:

FIRST NAME LAST NAME

ADDRESS LINE 1

ADDRESS LINE 2

CITY STATE

COUNTRY

ZIPCODE

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT FOR EMPLOYEES
UNDER THE BLUEPRINT MEDICINES CORPORATION
2024 STOCK INCENTIVE PLAN

Exhibit A

Performance Multiplier For Performance Cycle

The Performance Multiplier for the Performance Cycle shall be determined as follows:

Total Shareholder Return Percentile Rank within the Performance Measurement Index	Performance Multiplier if Total Shareholder Return is ≥ 0%	Performance Multiplier if Total Shareholder Return is < 0%
100th Percentile or higher	200%	100%
75th Percentile	150%	100%
50th Percentile	100%	100%
25th Percentile	50%	50%
Below 25th Percentile	0%	0%

If the Total Shareholder Return for the Performance Cycle ranks between two of the Percentile Ranks above, then the Performance Multiplier shall be determined by using linear interpolation. For purposes of clarity, (i) in no event shall more than 200% of the Target Award be awardable; and (ii) in the event the Total Shareholder Return does not equal or exceed the 25th percentile, no portion of the Target Award shall be awardable. Notwithstanding anything herein to the contrary, if the Total Shareholder Return in a Performance Cycle is a negative percentage, then in no event shall more than 100% of the Target Award be awardable, even if the Total Shareholder Return would result in a greater percentage pursuant to the table above.

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT FOR EMPLOYEES
UNDER THE BLUEPRINT MEDICINES CORPORATION
2024 STOCK INCENTIVE PLAN

EXHIBIT B

Privacy Notice

If you, the individual named as the Grantee in the Agreement to which this Exhibit B -- Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller,) Company Affiliates and third-party service providers (“Providers”) as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Affiliates and certain Providers in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with Providers, we do so for purposes of administering the Plan and we enter into a contract with the Provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Only Company employees who need access to your personal data collected as part of administering the Plan and performing obligations under the Agreement will have access to this information.

Transfers of Personal Data

Your personal data may be sent to the Company, Company Affiliates and Providers in the United States or any country where we have operations or in which we engage Providers, which may include locations outside of your country of residence and where data protection rules may be different or provide less protection from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Company, Company Affiliates and Providers in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data. These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed. For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA. A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner: Data Protection - Switzerland (admin.ch).

In compliance with the EU-U.S. Data Privacy Framework and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF, Blueprint Medicines commits to refer unresolved complaints concerning our handling of personal data received in reliance on the EU-U.S. DPF and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF to BBB NATIONAL PROGRAMS, an alternative dispute resolution provider based in the United States.  If you do not receive timely acknowledgment of your DPF Principles-related complaint from us, or if we have not addressed your DPF Principles-related complaint to your satisfaction, please visit www.bbbprograms.org/dpf-complaints for more information or to file a complaint.  The services of BBB NATIONAL PROGRAMS are provided at no cost to you.

If your complaint involves human resources data transferred to the United States from the European Union or Switzerland in the context of the employment relationship, and the Company does not address it satisfactorily, the Company commits to cooperate with the panel established by the EU data protection authorities (DPA Panel), and the Swiss Federal Data Protection and Information Commissioner and to comply with the advice given by the DPA panel or FDPIC with regard to such human resources data. To pursue an unresolved human resources complaint, you should contact the state or national data protection or labor authority in the appropriate jurisdiction. Contact details for the EU data protection authorities can be found at https://edpb.europa.eu/about-edpb/board/members_en. Complaints related to human resources data should not be addressed to the BBB NATIONAL PROGRAMS.

If your DPF complaint cannot be resolved through the above channels, under certain conditions, you may invoke binding arbitration for some residual claims not resolved by other redress mechanisms. See https://www.dataprivacyframework.gov/s/article/ANNEX-I-introduction-dpf.

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com

EXHIBIT C

PERFORMANCE-BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT FOR EMPLOYEES
UNDER THE BLUEPRINT MEDICINES CORPORATION
2024 STOCK INCENTIVE PLAN

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Blueprint Medicines Corporation 2024 Stock Incentive Plan as may be amended and restated and the Performance-Based Restricted Stock Unit Award Agreement for Employees, including its Exhibits A and B.

Terms and Conditions

This Exhibit C includes additional terms and conditions that govern the Award if the Grantee provides services and/or resides in one of the countries included herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Performance-Based Restricted Stock Unit Award Agreement for Employees.

If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Grantee is currently residing and/or providing services or if the Grantee transfers residency and/or Service Relationship to another country after the PSUs are granted, the Administrator shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Grantee.

Notifications

This Exhibit C also includes notifications regarding securities law, exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time Participant is granted or vests in the PSUs or sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s situation.

Finally, if the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Grantee is currently residing and/or providing services or if the Grantee transfers residency and/or Service Relationship to another country after the PSUs are granted, the notifications contained herein may or may not be applicable to the Grantee.

FRANCE

Notifications

PSUs Not French-Qualified. The PSUs granted under this Agreement are not intended to qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the PSUs, the Grantee confirms having read and understood the Plan and the Agreement, and all terms and conditions included therein, which were provided in the English language. The Grantee accepts the terms of those documents accordingly.

En acceptant les PSUs, le Titulaire de les PSUs confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de les PSUs accepte les dispositions de ces documents en connaissance de cause.

Exchange Control Information. If the Grantee imports or exports cash (e.g., proceeds from the sale of shares of Stock acquired under the Plan) with a value equal to or exceeding a certain threshold, and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.

Foreign Asset/Account Reporting Information. The Grantee must report any shares of Stock and bank or brokerage accounts held outside France (including any accounts that were opened, used and/or closed during the tax year) on an annual basis, on form No. 3916, together with the Grantee’s income tax return. It is the Grantee’s responsibility to comply with French foreign asset and account reporting requirements, and neither the Company nor any Service Recipient will be liable for any resulting fines or penalties.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities must be reported to the German Federal Bank. In the event that German residents make or receive a payment in excess of this amount (including if the Grantee acquires shares of Stock with a value in excess of this amount under the Plan or sells such shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover the Grantee's liability for Tax-Related Items, the German resident must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank. Such reports must be made electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website: www.bundesbank.de or via such other method (e.g., via email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timeframe as is permitted or required by Bundesbank. The German resident Grantee is responsible for making this report.

Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Grantee will need to report the acquisition when the Grantee files a tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Grantee holds shares of Stock exceeding 10% of the Company’s total Stock.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting the PSUs, the Grantee acknowledges that the Grantee has received a copy of the Plan and the Agreement, including Exhibits A and B and this Exhibit C, has reviewed these documents in their entirety and fully understands and accepts all provisions contained therein. The Grantee further acknowledges that the Grantee has read and specifically and expressly approves the provisions regarding Section 3: “Termination of Service Relationship,” Section 8: “Tax Withholding,” Section 10: “No Obligation to Continue Service Relationship,” Section 11: “Nature of Grant,” Section 14: “Personal Data,” Section 15: “Language” and Section 24: “Governing Law and Venue” in the Agreement.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of Stock) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule, or on a special form if not required to file a tax return) for the year during which the assets are held. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. Italian residents are subject to a tax on the value of financial assets held outside Italy if the amount of the foreign financial assets tax calculated on all such financial assets exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets (e.g., PSUs, shares of Stock) assessed on December 31 or on the last day of the year that the assets were held (if shares of Stock are acquired or sold during the year, the taxable amount is reduced in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

NETHERLANDS

There are no country-specific provisions.

SPAIN

Notifications

Foreign Asset/Account Reporting Requirement Information. To the extent the Grantee holds shares of Stock or has a bank account outside of Spain with a value in excess of €50,000 (for each type of asset category) as of December 31 each year, the Grantee will be required to report information on such assets and/or accounts on their tax return Form 720 for such year. After such shares of Stock or accounts are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported shares or accounts increases by more than €20,000 (for each type of asset category) as of each subsequent December 31, or if the Grantee sells shares of Stock or closes a bank account that was previously reported.

Further, the Grantee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 exceed €1,000,000. Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain.

Labor Law Acknowledgment. This provision supplements Section 11: “Nature of Grant” in the Agreement:

By accepting the PSUs, the Grantee acknowledges, understands and agrees that the Grantee is voluntarily participating in, and has received a copy of, the Plan. The Grantee acknowledges having read and accepts Section 3: “Termination of Service Relationship” and Section 11: “Nature of Grant” of this Agreement.

The Grantee understands that the Company, in its sole discretion, has unilaterally, gratuitously and in its sole discretion decided to grant PSUs under the Plan to individuals who may be employees, Non-Employee Directors and Consultants of the Company and its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Service Recipient on an ongoing basis over and above the specific terms of the Plan. Consequently, the Grantee understands that the PSUs are granted on the assumption and condition that neither the PSUs nor the shares of Stock acquired at vesting of the PSUs shall become a part of any employment or other service contract with any Service Recipient nor shall they be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Grantee understands and freely accepts that the future value of the PSUs and shares of Stock is unknown and unpredictable. In addition, the Grantee understands that the grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the PSUs grant shall be null and void.

The Grantee also understands and agrees that subject to any exceptions set forth in Section 3: “Termination of Service Relationship,” Section 4: “Sale Event” of this Agreement and in the Plan, in the event of the termination of the Grantee’s Service Relationship for any reason (including the reasons listed below), the PSUs will cease vesting. In particular, the Grantee understands and agrees that any unvested PSUs will be forfeited without entitlement to the underlying shares of Stock or to any amount as indemnification in the event of a termination of the Grantee’s Service Relationship as described in the Agreement prior to vesting of the PSUs by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (e.g., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by any Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the PSUs. The Plan and the Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWITZERLAND

Notifications

Securities Law Information. The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of or service provider to any Service Recipient or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Foreign Asset / Account Reporting Information. Swiss residents are required to declare all of their foreign bank and brokerage accounts in which they hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in their tax return. This includes the Restricted Stock Unit granted to the Grantee under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Grantee is required to file with the Grantee’s tax return.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 8: “Tax Withholding” in the Agreement:

Without limitation to Section 8 of the Agreement, the Grantee hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Service Recipient, or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also hereby agrees to indemnify and keep indemnified the Company and any Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that they may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Grantee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Grantee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Grantee understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or any Service Recipient the amount of any NICs due on this additional benefit, which may also be recovered from the Grantee by any of the means referred to in Section 8 of the Agreement.

Section 431 Election. If the Grantee is or becomes a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) prior to vesting of the PSUs, the Company may require, as a condition of participation in the Plan and the settlement of the PSUs, that the Grantee enter into, jointly with the Service Recipient, an election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “431 Election”). This election will be to treat the shares of Stock acquired pursuant to the vesting of the PSUs as if such shares were not restricted securities (for U.K. tax purposes only) despite the Company's clawback or recoupment policies as may be in effect. If the Grantee does not enter into the 431 Election if and when requested by the Company, the Grantee will not be entitled to vest in the PSUs and no shares of Stock will be issued to the Grantee, without any liability to the Company or any Service Recipient.

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR EMPLOYEES UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Name of Grantee:	%%FIRST_NAME%-% %%LAST_NAME%-%

No. of Restricted Stock Units:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Grant Date:	%%OPTION_DATE%-%

Pursuant to the Blueprint Medicines Corporation 2024 Stock Incentive Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above subject to the terms and conditions in this Restricted Stock Unit Award Agreement, including the Privacy Notice attached as Exhibit A, and the Country-Specific Terms and Conditions for the Grantee’s country attached hereto as Exhibit B (together, the “Agreement”), and in the Plan. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.001 per share, of the Company (the “Stock”).

1.            Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.            Vesting of Restricted Stock Units. The restrictions and conditions of Section 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in any continuous relationship with the Company or any Affiliate (either as applicable, a “Service Recipient”) as an employee, Non-Employee Director or Consultant (the “Service Relationship”) through each such Vesting Date; provided that the vesting of the Award shall accelerate and the Award shall become fully vested immediately upon the termination of the Service Relationship due to Grantee’s death or disability. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 1 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date

%%SHARES_PERIOD1%-%	%%VEST_DATE_PERIOD1%-%
%%SHARES_PERIOD2%-%	%%VEST_DATE_PERIOD2%-%
%%SHARES_PERIOD3%-%	%%VEST_DATE_PERIOD3%-%
%%SHARES_PERIOD4%-%	%%VEST_DATE_PERIOD4%-%

The Administrator may at any time accelerate the vesting schedule specified in this Section 2.

3.             Termination of Service Relationship. If the Grantee’s Service Relationship terminates for any reason prior to the satisfaction of the vesting conditions set forth in Section 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. The Company’s determination of the reason for termination of the Grantee’s Service Relationship with any Service Recipient shall be conclusive and binding on the Grantee and the Grantee’s representatives or legatees.

4.             Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs except to the extent a longer period is permitted for death under Section 409A of the Code), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.             Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.            Tax Withholding.

(a)         The Grantee acknowledges that, regardless of any action taken by the Company or Service Recipient, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility and may exceed the amount actually withheld by the Company or Service Recipient. The Grantee further acknowledges that the Company and/or Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such vesting and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or any current or former Service Recipient may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)        Prior to any relevant taxable or tax withholding event, as applicable, the Grantee agrees to make adequate arrangements satisfactory to the Administrator to satisfy all Tax-Related Items. In this regard, the Grantee authorizes and directs the Company to cause its transfer agent and any manager of the Company’s stock plan benefits to sell on the Grantee’s behalf a whole number of shares of Stock from those shares of Stock issued to the Grantee necessary to satisfy the Tax-Related Items withholding obligations. The Grantee acknowledges that the Grantee shall have no control over the timing of such mandatory sale, and the Company shall use the proceeds from such sale to satisfy the Grantee’s liability for Tax-Related Items.

(c)         Notwithstanding the foregoing, if such mandatory sale is prevented by a legal, contractual, regulatory or accounting restriction or if the obligation for Tax-Related Items arises other than in connection with the vesting (and associated settlement) of the Restricted Stock Units, the Grantee authorizes the Company and/or Service Recipient, or their respective agents, to satisfy any applicable withholding obligations with regard to all Tax-Related Items by one or a combination of the following: (a) requiring the Grantee to make a payment in a form acceptable to the Company; (b) withholding from wages or other cash compensation paid to the Grantee by the Company and/or Service Recipient; (c) withholding in shares of Stock to be issued upon vesting of the Restricted Stock Units (provided, in the case of any Section 16 officer of the Company subject to Section 16 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that this method is authorized by the Administrator as constituted in accordance with Rule 16b-3 under the Exchange Act); or (d) any other method of withholding determined by the Administrator and permitted by applicable law.

(d)        Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates in the Grantee’s jurisdiction(s). In the event of over-withholding, the Grantee may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent in shares of Stock, or if not refunded, the Grantee may seek a refund from local tax authorities. In the event of under-withholding, the Grantee may be required to pay additional Tax-Related Items directly to the applicable tax authority or to the Company and/or Service Recipient. If the obligation for Tax-Related Items is satisfied by withholding in shares of Stock, for tax purposes, the Grantee is deemed to have been issued the full number of shares of Stock subject to the vested Restricted Stock Units, notwithstanding that a number of shares of Stock are held back solely for the purpose of paying the Tax-Related Items.

(e)        The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items

7.            Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.            No Obligation to Continue Service Relationship. No Service Recipient is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of any Service Recipient to terminate the Service Relationship of the Grantee at any time.

9.            Nature of Grant. In accepting the grant, the Grantee acknowledges, understands and agrees that:

(a)            the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)            the grant of the Restricted Stock Units is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of restricted stock units or benefits in lieu of restricted stock units, even if restricted stock units have been granted in the past;

(c)            all decisions with respect to future restricted stock unit or other grants, if any, will be at the sole discretion of the Company;

(d)            the grant of Restricted Stock Units and the Grantee’s participation in the Plan shall not create a right to employment or other service relationship with the Company nor shall it be interpreted as forming or amending an employment or other service relationship with the Company or any Affiliate;

(e)            the Grantee is voluntarily participating in the Plan;

(f)            the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income and value of same, are not intended to replace any pension rights, director fees or compensation for which the Grantee may be eligible;

(g)           the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, holiday pay, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments for which the Grantee may be eligible;

(h)           unless otherwise agreed with the Company, the Restricted Stock Units and the shares of Stock subject to the Restricted Stock Units, and the income and value of same, are not granted as consideration for, or in connection with, the service the Grantee may provide as a director of any Affiliate;

(i)            the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

(j)             no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Restricted Stock Units resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Grantee is employed or the terms of an employment or service agreement, if any); and/or (2) termination of the Restricted Stock Units or recoupment of any shares of Stock, cash or other benefits resulting from the application of Section 16 of this Agreement; and

(k)            neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon vesting.

10.          No Advice Regarding Grant. Neither the Company nor any Affiliate is providing any tax, legal or financial advice, or making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the shares of Stock. The Grantee understands and agrees that the Grantee should consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

11.          Integration. This Agreement, including its Exhibits A and B, constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

12.          Personal Data.  In order to administer the Plan and this Agreement, and to implement or structure future equity grants, the Company may collect and process the Grantee’s personal data, including sharing it with its Affiliates and certain service providers in connection with administering the Plan and performing its obligations under this Agreement. The Company may also transfer the Grantee’s personal data to countries with privacy laws that may be less protective than those of the Grantee’s country.  The attached Exhibit A -- Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Grantee’s personal data will be collected, processed and transferred and the Grantee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

13.          Language. The Grantee acknowledges that the Grantee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different that the English version, the English version will control unless otherwise required by local law.

14.          Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or future awards that may be granted under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.          Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the Grantee’s country and the designated broker’s country, which may affect the ability to, directly or indirectly, acquire or sell, or attempt to sell, shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock (e.g., Restricted Stock Units) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by applicable laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations may be separate from and are in addition to those restrictions imposed under the Company’s insider trading policies and procedures as in effect and amended from time to time. The Grantee acknowledges the responsibility to comply with any applicable restrictions, and the Grantee should speak to a personal advisor on this matter.

16.          Clawback/ Recoupment. The Restricted Stock Units, whether vested or unvested, and/or the shares of Stock (or other benefits) acquired upon vesting and settlement of the Restricted Stock Units, may be subject to any applicable Company clawback or recoupment policies, as in effect and amended from time to time, whether any such policy is adopted before, on or after the date of this Agreement or required under applicable laws (the “Recoupment Policies”). The Restricted Stock Units, whether vested or unvested, and any shares of Stock (or other benefits) acquired upon vesting and settlement of the Restricted Stock Units, shall be subject to deduction, clawback or forfeiture if and to the extent provided in any Recoupment Policies as well as to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any such recoupment obligations, among other things, the Grantee expressly authorizes the Company to issue instructions, on the Grantee's behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the Restricted Stock Units to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company's enforcement of the Recoupment Policies or compliance with applicable laws. No attempted or actual recovery of compensation as described in this Section 16 will be an event giving rise to the Grantee's right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, any Service Recipient.

17.          Foreign Asset/Account, Exchange Control and Tax Reporting. The Grantee’s country of residence and/or Service Relationship may have certain foreign asset and/or account reporting requirements and exchange controls that may affect the Grantee’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock acquired under the Plan) in a brokerage or bank account outside the Grantee’s country. The Grantee understands that the Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country. The Grantee may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Grantee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Grantee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Stock acquired under the Plan. The Grantee acknowledges that it is the Grantee’s responsibility to be compliant with all such requirements, and that the Grantee should consult personal and legal tax advisors, as applicable, to ensure compliance.

18.          Exhibit B. Notwithstanding anything in this Agreement, this Award shall be subject to any additional terms and conditions set forth in Exhibit B to this Agreement for the Grantee’s country of residence and/or Service Relationship. Moreover, if the Grantee transfers residence and/or Service Relationship to, or is considered a citizen or resident for local law purposes of, one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee’s transfer). Exhibit B constitutes part of this Agreement.

19.          Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Restricted Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.          Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

21.          Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon vesting of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any applicable local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

22.          Governing Law and Venue. This Award and the provisions of this Agreement are governed by, and subject to, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters are governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

23.          Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24.          Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

BLUEPRINT MEDICINES CORPORATION

By:
Name:	Kathryn D. Haviland
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address:
%%FIRST_NAME%-% %%LAST_NAME%-%
%%ADDRESS_LINE_1%-%
%%ADDRESS_LINE_2%-%
%%CITY%-%, %%STATE%-%
%%COUNTRY%-%
%%ZIPCODE%-%

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR

EMPLOYEES UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

EXHIBIT A

Privacy Notice

If you, the individual named as the Grantee in the Agreement to which this Exhibit A – Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller,) Company Affiliates and third-party service providers (“Providers”) as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Affiliates and certain Providers in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with Providers, we do so for purposes of administering the Plan and we enter into a contract with the Provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Only Company employees who need access to your personal data collected as part of administering the Plan and performing obligations under the Agreement will have access to this information.

Transfers of Personal Data

Your personal data may be sent to the Company, Company Affiliates and Providers in the United States or any country where we have operations or in which we engage Providers, which may include locations outside of your country of residence and where data protection rules may be different or provide less protection from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Company, Company Affiliates and Providers in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data. These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed. For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA. A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner: Data Protection - Switzerland (admin.ch).

In compliance with the EU-U.S. Privacy Framework and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF, Blueprint Medicines commits to refer unresolved complaints concerning our handling of personal data received in reliance on the EU-U.S. DPF and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF to BBB NATIONAL PROGRAMS, an alternative dispute resolution provider based in the United States.  If you do not receive timely acknowledgment of your DPF Principles-related complaint from us, or if we have not addressed your DPF Principles-related complaint to your satisfaction, please visit www.bbbprograms.org/dpf-complaints for more information or to file a complaint.  The services of BBB NATIONAL PROGRAMS are provided at no cost to you.

If your complaint involves human resources data transferred to the United States from the European Union or Switzerland in the context of the employment relationship, and the Company does not address it satisfactorily, the Company commits to cooperate with the panel established by the EU data protection authorities (DPA Panel), and the Swiss Federal Data Protection and Information Commissioner and to comply with the advice given by the DPA panel or FDPIC with regard to such human resources data. To pursue an unresolved human resources complaint, you should contact the state or national data protection or labor authority in the appropriate jurisdiction. Contact details for the EU data protection authorities can be found at https://edpb.europa.eu/about-edpb/board/members_en. Complaints related to human resources data should not be addressed to the BBB NATIONAL PROGRAMS.

If your DPF complaint cannot be resolved through the above channels, under certain conditions, you may invoke binding arbitration for some residual claims not resolved by other redress mechanisms. See https://www.dataprivacyframework.gov/s/article/ANNEX-I-introduction-dpf

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com

EXHIBIT B

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR

EMPLOYEES UNDER THE

BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Blueprint Medicines Corporation 2024 Stock Incentive Plan as may be amended and restated and the Restricted Stock Unit Award Agreement for Employees, including its Exhibit A.

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern the Award if the Grantee provides services and/or resides in one of the countries included herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Restricted Stock Unit Award Agreement for Employees.

If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Grantee is currently residing and/or providing services or if the Grantee transfers residency and/or Service Relationship to another country after the Restricted Stock Units are granted, the Administrator shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Grantee.

Notifications

This Exhibit B also includes notifications regarding securities law, exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time Participant is granted or vests in the Restricted Stock Units or sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s situation.

Finally, if the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Grantee is currently residing and/or providing services or if the Grantee transfers residency and/or Service Relationship to another country after the Restricted Stock Units are granted, the notifications contained herein may or may not be applicable to the Grantee.

FRANCE

Notifications

Restricted Stock Units Not French-Qualified. The Restricted Stock Units granted under this Agreement are not intended to qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the Restricted Stock Units, the Grantee confirms having read and understood the Plan and the Agreement, and all terms and conditions included therein, which were provided in the English language. The Grantee accepts the terms of those documents accordingly.

En acceptant les Restricted Stock Units, le Titulaire de les Restricted Stock Units confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de les Restricted Stock Units accepte les dispositions de ces documents en connaissance de cause.

Exchange Control Information. If the Grantee imports or exports cash (e.g., proceeds from the sale of shares of Stock acquired under the Plan) with a value equal to or exceeding a certain threshold, and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.

Foreign Asset/Account Reporting Information. The Grantee must report any shares of Stock and bank or brokerage accounts held outside France (including any accounts that were opened, used and/or closed during the tax year) on an annual basis, on form No. 3916, together with the Grantee’s income tax return. It is the Grantee’s responsibility to comply with French foreign asset and account reporting requirements, and neither the Company nor any Service Recipient will be liable for any resulting fines or penalties.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities must be reported to the German Federal Bank. In the event that German residents make or receive a payment in excess of this amount (including if the Grantee acquires shares of Stock with a value in excess of this amount under the Plan or sells such shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover the Grantee's liability for Tax-Related Items, the German resident must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank. Such reports must be made electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website: www.bundesbank.de or via such other method (e.g., via email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timeframe as is permitted or required by Bundesbank. The German resident Grantee is responsible for making this report.

Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Grantee will need to report the acquisition when the Grantee files a tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Grantee holds shares of Stock exceeding 10% of the Company’s total Stock.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting the Restricted Stock Units, the Grantee acknowledges that the Grantee has received a copy of the Plan and the Agreement, including Exhibit A and this Exhibit B, has reviewed these documents in their entirety and fully understands and accepts all provisions contained therein. The Grantee further acknowledges that the Grantee has read and specifically and expressly approves the provisions regarding Section 3: “Termination of Service Relationship,” Section 6: “Tax Withholding,” Section 8: “No Obligation to Continue Service Relationship,” Section 9: “Nature of Grant,” Section 12: “Personal Data,” Section 13: “Language” and Section 22: “Governing Law and Venue” in the Agreement.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of Stock) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule, or on a special form if not required to file a tax return) for the year during which the assets are held. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. Italian residents are subject to a tax on the value of financial assets held outside Italy if the amount of the foreign financial assets tax calculated on all such financial assets exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets (e.g., Restricted Stock Units, shares of Stock) assessed on December 31 or on the last day of the year that the assets were held (if shares of Stock are acquired or sold during the year, the taxable amount is reduced in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

NETHERLANDS

There are no country-specific provisions.

SPAIN

Notifications

Foreign Asset/Account Reporting Requirement Information. To the extent the Grantee holds shares of Stock or has a bank account outside of Spain with a value in excess of €50,000 (for each type of asset category) as of December 31 each year, the Grantee will be required to report information on such assets and/or accounts on their tax return Form 720 for such year. After such shares of Stock or accounts are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported shares or accounts increases by more than €20,000 (for each type of asset category) as of each subsequent December 31, or if the Grantee sells shares of Stock or closes a bank account that was previously reported.

Further, the Grantee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 exceed €1,000,000. Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain.

Labor Law Acknowledgment. This provision supplements Section 9: “Nature of Grant” in the Agreement:

By accepting the Restricted Stock Units, the Grantee acknowledges, understands and agrees that the Grantee is voluntarily participating in, and has received a copy of, the Plan. The Grantee acknowledges having read and accepts Section 3: “Termination of Service Relationship” and Section 9: “Nature of Grant” of this Agreement.

The Grantee understands that the Company, in its sole discretion, has unilaterally, gratuitously and in its sole discretion decided to grant Restricted Stock Units under the Plan to individuals who may be employees, Non-Employee Directors and Consultants of the Company and its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Service Recipient on an ongoing basis over and above the specific terms of the Plan. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that neither the Restricted Stock Units nor the shares of Stock acquired at vesting of the Restricted Stock Units shall become a part of any employment or other service contract with any Service Recipient nor shall they be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Grantee understands and freely accepts that the future value of the Restricted Stock Units and shares of Stock is unknown and unpredictable. In addition, the Grantee understands that the grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the Restricted Stock Units grant shall be null and void.

The Grantee also understands and agrees that subject to any exceptions set forth in Section 3: “Termination of Service Relationship” of this Agreement and in the Plan, in the event of the termination of the Grantee’s Service Relationship for any reason (including the reasons listed below), the Restricted Stock Units will cease vesting. In particular, the Grantee understands and agrees that any unvested Restricted Stock Units will be forfeited without entitlement to the underlying shares of Stock or to any amount as indemnification in the event of a termination of the Grantee’s Service Relationship as described in the Agreement prior to vesting of the Restricted Stock Units by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (e.g., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by any Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Restricted Stock Units. The Plan and the Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWITZERLAND

Notifications

Securities Law Information. The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of or service provider to any Service Recipient or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Foreign Asset / Account Reporting Information. Swiss residents are required to declare all of their foreign bank and brokerage accounts in which they hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in their tax return. This includes the Restricted Stock Unit granted to the Grantee under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Grantee is required to file with the Grantee’s tax return.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6: “Tax Withholding” in the Agreement:

Without limitation to Section 6 of the Agreement, the Grantee hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Service Recipient, or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also hereby agrees to indemnify and keep indemnified the Company and any Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that they may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Grantee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Grantee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Grantee understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or any Service Recipient the amount of any NICs due on this additional benefit, which may also be recovered from the Grantee by any of the means referred to in Section 6 of the Agreement.

Section 431 Election. If the Grantee is or becomes a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) prior to vesting of the Restricted Stock Units, the Company may require, as a condition of participation in the Plan and the settlement of the Restricted Stock Units, that the Grantee enter into, jointly with the Service Recipient, an election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “431 Election”). This election will be to treat the shares of Stock acquired pursuant to the vesting of the Restricted Stock Units as if such shares were not restricted securities (for U.K. tax purposes only) despite the Company's clawback or recoupment policies as may be in effect. If the Grantee does not enter into the 431 Election if and when requested by the Company, the Grantee will not be entitled to vest in the Restricted Stock Units and no shares of Stock will be issued to the Grantee, without any liability to the Company or any Service Recipient.

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

UNDER THE BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Name of Grantee:	%%FIRST_NAME%-% %%LAST_NAME%-%

No. of Restricted Stock Units:	%%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Grant Date:	%%OPTION_DATE%-%

Pursuant to the Blueprint Medicines Corporation 2024 Stock Incentive Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above, who is a Non-Employee Director of the Company, subject to the terms and conditions in this Restricted Stock Unit Award Agreement, including the Privacy Notice attached as Exhibit A and any Country-Specific Terms and Conditions for the Grantee’s country attached hereto as Exhibit B (together, the “Agreement”), and in the Plan. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.001 per share, of the Company (the “Stock”).

1.          Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

2.          Vesting of Restricted Stock Units. The restrictions and conditions of Section 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in any continuous relationship with the Company or any Affiliate (either as applicable, a “Service Recipient”) as an employee, Non-Employee Director or Consultant (the “Service Relationship”) through each such Vesting Date; provided that the vesting of the Award shall accelerate and the Award shall become fully vested immediately upon (x) the termination of the Service Relationship due to the Grantee’s death or disability, or (y) a Sale Event, subject to the Grantee’s continued Service Relationship through the date of such Sale Event.

Number of Restricted Stock Units Vested	Vesting Date

%%SHARES_PERIOD1%-%	The earlier of the one-year anniversary of the Grant Date and the Company’s next annual meeting of stockholders following the Grant Date

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

3.          Termination of Service Relationship. If the Grantee’s Service Relationship terminates for any reason prior to the satisfaction of the vesting conditions set forth in Section 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. The Company’s determination of the reason for termination of the Grantee’s Service Relationship with any Service Recipient shall be conclusive and binding on the Grantee and the Grantee’s representatives or legatees.

4.          Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs except to the extent a longer period is permitted for death under Section 409A of the Code), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.          Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

6.          Responsibility for Taxes.

     (a)       The Grantee acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility, and may exceed any amount actually withheld by the Company or Service Recipient if required by any applicable laws outside the United States. The Grantee further acknowledges that the Company and/or Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such vesting and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or any current or former Service Recipient may be required to withhold or account for Tax-Related Items in jurisdiction(s) outside the United States and may seek evidence from the Grantee of residency for purposes of operating such withholding or payment on account.

      (b)     The Company shall not be responsible for withholding any Tax-Related Items, unless required by applicable laws outside of the United States, and if so required, the Company shall have the power and the right, and may take such action as it deems appropriate, to ensure that all Tax-Related Items are withheld or collected from the Grantee in a manner compliant with the Plan and applicable law.

     (c)      The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

7.           Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.           No Obligation to Continue Service Relationship. No Service Recipient is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of any Service Recipient to terminate the Service Relationship of the Grantee at any time.

9.           Nature of Grant. In accepting the grant, the Grantee acknowledges, understands and agrees that:

     (a)      the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

     (b)      the grant of Restricted Stock Units and the Grantee’s participation in the Plan shall not create a right to employment or other service relationship with the Company nor shall it be interpreted as forming or amending an employment or other service relationship with the Company or any Affiliate;

     (c)      the Grantee is voluntarily participating in the Plan;

     (d)      the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

     (e)       no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Restricted Stock Units resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid under or in breach of any applicable laws in the jurisdiction where the Grantee is providing services or the terms of an employment or service agreement, if any); and/or (2) termination of the Restricted Stock Units or recoupment of any shares of Stock, cash or other benefits resulting from the application of Section 16 of this Agreement; and

     (f)       neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon vesting.

10.        No Advice Regarding Grant. Neither the Company nor any Affiliate is providing any tax, legal or financial advice, or making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the shares of Stock. The Grantee understands and agrees that the Grantee should consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

11.        Integration. This Agreement, including its Exhibits A and B, constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

12.        Personal Data.  In order to administer the Plan and this Agreement, and to implement or structure future equity grants, the Company may collect and process the Grantee’s personal data, including sharing it with its Affiliates and certain service providers in connection with administering the Plan and performing its obligations under this Agreement. The Company may also transfer the Grantee’s personal data to countries with privacy laws that may be less protective than those of the Grantee’s country.  The attached Exhibit A -- Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Grantee’s personal data will be collected, processed and transferred and the Grantee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

13.        Language. The Grantee acknowledges that the Grantee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different that the English version, the English version will control unless otherwise required by local law.

14.        Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or future awards that may be granted under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.        Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the Grantee’s country and the designated broker’s country, which may affect the ability to, directly or indirectly, acquire or sell, or attempt to sell, shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock (e.g., Restricted Stock Units) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by applicable laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations may be separate from and are in addition to those restrictions imposed under the Company’s insider trading policies and procedures as in effect and amended from time to time. The Grantee acknowledges the responsibility to comply with any applicable restrictions, and the Grantee should speak to a personal advisor on this matter.

16.        Clawback/ Recoupment. The Restricted Stock Units, whether vested or unvested, and/or the shares of Stock (or other benefits) acquired upon vesting and settlement of the Restricted Stock Units, may be subject to any applicable Company clawback or recoupment policies, as may be in effect and amended from time to time, whether any such policy is adopted before, on or after the date of this Agreement or required under applicable laws (the “Recoupment Policies”). The Restricted Stock Units, whether vested or unvested, and any shares of Stock (or other benefits) acquired upon vesting and settlement of the Restricted Stock Units, shall be subject to deduction, clawback or forfeiture if and to the extent provided in any Recoupment Policies as well as to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any such recoupment obligations, among other things, the Grantee expressly authorizes the Company to issue instructions, on the Grantee's behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the Restricted Stock Units to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company's enforcement of the Recoupment Policies or compliance with applicable laws. No attempted or actual recovery of compensation as described in this Section 16 will be an event giving rise to the Grantee's right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, any Service Recipient.

17.        Foreign Asset/Account, Exchange Control and Tax Reporting. The Grantee’s country of residence and/or Service Relationship may have certain foreign asset and/or account reporting requirements and exchange controls that may affect the Grantee’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock acquired under the Plan) in a brokerage or bank account outside the Grantee’s country. The Grantee understands that the Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country. The Grantee may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Grantee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Grantee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Stock acquired under the Plan. The Grantee acknowledges that it is the Grantee’s responsibility to be compliant with all such requirements, and that the Grantee should consult personal and legal tax advisors, as applicable, to ensure compliance.

18.        Exhibit B. Notwithstanding anything in this Agreement, this Award shall be subject to any additional terms and conditions set forth in Exhibit B to this Agreement for the Grantee’s country of residence and/or Service Relationship. Moreover, if the Grantee transfers residence and/or Service Relationship to, or is considered a citizen or resident for local law purposes of, one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee’s transfer). Exhibit B constitutes part of this Agreement.

19.        Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Restricted Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.        Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

21.        Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon vesting of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any applicable local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

22.        Governing Law and Venue. The Restricted Stock Unit grant and the provisions of this Agreement are governed by, and subject to, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters are governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

23.        Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24.        Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

BLUEPRINT MEDICINES CORPORATION

By:
Name: Kathryn D. Haviland
Title: President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address: %%FIRST_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%COUNTRY%-% %%ZIPCODE%-%

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR

NON-EMPLOYEE DIRECTORS UNDER THE

BLUEPRINT MEDICINES CORPORATION 2024 STOCK INCENTIVE PLAN

EXHIBIT A

Privacy Notice

If you, the individual named as the Grantee in the Agreement to which this Exhibit A – Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller,) Company Affiliates and third-party service providers (“Providers”) as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Affiliates and certain Providers in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with Providers, we do so for purposes of administering the Plan and we enter into a contract with the Provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Only Company employees who need access to your personal data collected as part of administering the Plan and performing obligations under the Agreement will have access to this information.

Transfers of Personal Data

Your personal data may be sent to the Company, Company Affiliates and Providers in the United States or any country where we have operations or in which we engage Providers, which may include locations outside of your country of residence and where data protection rules may be different or provide less protection from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Company, Company Affiliates and Providers in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data. These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed. For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA. A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner: Data Protection - Switzerland (admin.ch).

In compliance with the EU-U.S. Data Privacy Framework and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF, Blueprint Medicines commits to refer unresolved complaints concerning our handling of personal data received in reliance on the EU-U.S. DPF and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF to BBB NATIONAL PROGRAMS, an alternative dispute resolution provider based in the United States.  If you do not receive timely acknowledgment of your DPF Principles-related complaint from us, or if we have not addressed your DPF Principles-related complaint to your satisfaction, please visit www.bbbprograms.org/dpf-complaints for more information or to file a complaint.  The services of BBB NATIONAL PROGRAMS are provided at no cost to you.

If your complaint involves human resources data transferred to the United States from the European Union or Switzerland in the context of the employment relationship, and the Company does not address it satisfactorily, the Company commits to cooperate with the panel established by the EU data protection authorities (DPA Panel), and the Swiss Federal Data Protection and Information Commissioner and to comply with the advice given by the DPA panel or FDPIC with regard to such human resources data. To pursue an unresolved human resources complaint, you should contact the state or national data protection or labor authority in the appropriate jurisdiction. Contact details for the EU data protection authorities can be found at https://edpb.europa.eu/about-edpb/board/members_en. Complaints related to human resources data should not be addressed to the BBB NATIONAL PROGRAMS.

If your DPF complaint cannot be resolved through the above channels, under certain conditions, you may invoke binding arbitration for some residual claims not resolved by other redress mechanisms. See https://www.dataprivacyframework.gov/s/article/ANNEX-I-introduction-dpf.

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com

EXHIBIT B

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR

NON-EMPLOYEE DIRECTORS UNDER THE

BLUEPRINT MEDICINES CORPORATION 2024 STOCK INCENTIVE PLAN

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Blueprint Medicines Corporation 2024 Stock Incentive Plan as may be amended and restated and the Restricted Stock Unit Award Agreement for Non-Employee Directors, including its Exhibit A.

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern the Award if the Grantee provides services and/or resides in one of the countries included herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Restricted Stock Unit Award Agreement for Non-Employee Directors.

If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Grantee is currently residing and/or providing services or if the Grantee transfers residency and/or Service Relationship to another country after the Restricted Stock Units are granted, the Administrator shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Grantee.

Notifications

This Exhibit B also includes notifications regarding securities law, exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time Participant is granted or vests in the Restricted Stock Units or sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s situation.

Finally, if the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Grantee is currently residing and/or providing services or if the Grantee transfers residency and/or Service Relationship to another country after the Restricted Stock Units are granted, the notifications contained herein may or may not be applicable to the Grantee.

FRANCE

Notifications

Restricted Stock Units Not French-Qualified. The Restricted Stock Units granted under this Agreement are not intended to qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the Restricted Stock Units, the Grantee confirms having read and understood the Plan and the Agreement, and all terms and conditions included therein, which were provided in the English language. The Grantee accepts the terms of those documents accordingly.

En acceptant les Restricted Stock Units, le Titulaire de les Restricted Stock Units confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de les Restricted Stock Units accepte les dispositions de ces documents en connaissance de cause.

Exchange Control Information. If the Grantee imports or exports cash (e.g., proceeds from the sale of shares of Stock acquired under the Plan) with a value equal to or exceeding a certain threshold, and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.

Foreign Asset/Account Reporting Information. The Grantee must report any shares of Stock and bank or brokerage accounts held outside France (including any accounts that were opened, used and/or closed during the tax year) on an annual basis, on form No. 3916, together with the Grantee’s income tax return. It is the Grantee’s responsibility to comply with French foreign asset and account reporting requirements, and neither the Company nor any Service Recipient will be liable for any resulting fines or penalties.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities must be reported to the German Federal Bank. In the event that German residents make or receive a payment in excess of this amount (including if the Grantee acquires shares of Stock with a value in excess of this amount under the Plan or sells such shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover the Grantee's liability for Tax-Related Items, the German resident must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank. Such reports must be made electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website: www.bundesbank.de or via such other method (e.g., via email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timeframe as is permitted or required by Bundesbank. The German resident Grantee is responsible for making this report.

Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Grantee will need to report the acquisition when the Grantee files a tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Grantee holds shares of Stock exceeding 10% of the Company’s total Stock.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting the Restricted Stock Units, the Grantee acknowledges that the Grantee has received a copy of the Plan and the Agreement, including Exhibit A and this Exhibit B, has reviewed these documents in their entirety and fully understands and accepts all provisions contained therein. The Grantee further acknowledges that the Grantee has read and specifically and expressly approves the provisions regarding Section 3: “Termination of Service Relationship,” Section 6: “Tax Withholding,” Section 8: “No Obligation to Continue Service Relationship,” Section 9: “Nature of Grant,” Section 12: “Personal Data,” Section 13: “Language” and Section 22: “Governing Law and Venue” in the Agreement.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of Stock) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule, or on a special form if not required to file a tax return) for the year during which the assets are held. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. Italian residents are subject to a tax on the value of financial assets held outside Italy if the amount of the foreign financial assets tax calculated on all such financial assets exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets (e.g., Restricted Stock Units, shares of Stock) assessed on December 31 or on the last day of the year that the assets were held (if shares of Stock are acquired or sold during the year, the taxable amount is reduced in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

NETHERLANDS

There are no country-specific provisions.

SPAIN

Notifications

Foreign Asset/Account Reporting Requirement Information. To the extent the Grantee holds shares of Stock or has a bank account outside of Spain with a value in excess of €50,000 (for each type of asset category) as of December 31 each year, the Grantee will be required to report information on such assets and/or accounts on their tax return Form 720 for such year. After such shares of Stock or accounts are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported shares or accounts increases by more than €20,000 (for each type of asset category) as of each subsequent December 31, or if the Grantee sells shares of Stock or closes a bank account that was previously reported.

Further, the Grantee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 exceed €1,000,000. Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain.

Labor Law Acknowledgment. This provision supplements Section 9: “Nature of Grant” in the Agreement:

By accepting the Restricted Stock Units, the Grantee acknowledges, understands and agrees that the Grantee is voluntarily participating in, and has received a copy of, the Plan. The Grantee acknowledges having read and accepts Section 3: “Termination of Service Relationship” and Section 9: “Nature of Grant” of this Agreement.

The Grantee understands that the Company, in its sole discretion, has unilaterally, gratuitously and in its sole discretion decided to grant Restricted Stock Units under the Plan to individuals who may be employees, Non-Employee Directors and Consultants of the Company and its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Service Recipient on an ongoing basis over and above the specific terms of the Plan. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that neither the Restricted Stock Units nor the shares of Stock acquired at vesting of the Restricted Stock Units shall become a part of any employment or other service contract with any Service Recipient nor shall they be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Grantee understands and freely accepts that the future value of the Restricted Stock Units and shares of Stock is unknown and unpredictable. In addition, the Grantee understands that the grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the Restricted Stock Units grant shall be null and void.

The Grantee also understands and agrees that subject to any exceptions set forth in Section 3: “Termination of Service Relationship” of this Agreement and in the Plan, in the event of the termination of the Grantee’s Service Relationship for any reason (including the reasons listed below), the Restricted Stock Units will cease vesting. In particular, the Grantee understands and agrees that any unvested Restricted Stock Units will be forfeited without entitlement to the underlying shares of Stock or to any amount as indemnification in the event of a termination of the Grantee’s Service Relationship as described in the Agreement prior to vesting of the Restricted Stock Units by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (e.g., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by any Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Restricted Stock Units. The Plan and the Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWITZERLAND

Notifications

Securities Law Information. The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of or service provider to any Service Recipient or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Foreign Asset / Account Reporting Information. Swiss residents are required to declare all of their foreign bank and brokerage accounts in which they hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in their tax return. This includes the Restricted Stock Unit granted to the Grantee under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Grantee is required to file with the Grantee’s tax return.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6: “Tax Withholding” in the Agreement:

Without limitation to Section 6 of the Agreement, the Grantee hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Service Recipient, or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also hereby agrees to indemnify and keep indemnified the Company and any Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that they may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Grantee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Grantee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Grantee understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or any Service Recipient the amount of any NICs due on this additional benefit, which may also be recovered from the Grantee by any of the means referred to in Section 6 of the Agreement.

Section 431 Election. If the Grantee is or becomes a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) prior to vesting of the Restricted Stock Units, the Company may require, as a condition of participation in the Plan and the settlement of the Restricted Stock Units, that the Grantee enter into, jointly with the Service Recipient, an election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “431 Election”). This election will be to treat the shares of Stock acquired pursuant to the vesting of the Restricted Stock Units as if such shares were not restricted securities (for U.K. tax purposes only) despite the Company's clawback or recoupment policies as may be in effect. If the Grantee does not enter into the 431 Election if and when requested by the Company, the Grantee will not be entitled to vest in the Restricted Stock Units and no shares of Stock will be issued to the Grantee, without any liability to the Company or any Service Recipient.

RESTRICTED STOCK UNIT AWARD AGREEMENT

FOR NON-EMPLOYEE DIRECTORS

UNDER THE BLUEPRINT MEDICINES CORPORATION

2024 STOCK INCENTIVE PLAN

Name of Grantee: %%FIRST_NAME%-% %%LAST_NAME%-%

No. of Restricted Stock Units: %%TOTAL_SHARES_GRANTED,'999,999,999'%-%

Grant Date: %%OPTION_DATE%-%

Pursuant to the Blueprint Medicines Corporation 2024 Stock Incentive Plan as amended through the date hereof (the “Plan”), Blueprint Medicines Corporation (the “Company”) hereby grants an award of the number of Restricted Stock Units listed above (an “Award”) to the Grantee named above, who is a Non-Employee Director of the Company, subject to the terms and conditions in this Restricted Stock Unit Award Agreement, including the Privacy Notice attached as Exhibit A and any Country-Specific Terms and Conditions for the Grantee’s country attached hereto as Exhibit B (together, the “Agreement”), and in the Plan. Each Restricted Stock Unit shall relate to one share of Common Stock, par value $0.001 per share, of the Company (the “Stock”).

5.              Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any shares of Stock issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Section 2 of this Agreement and (ii) shares of Stock have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.

6.              Vesting of Restricted Stock Units. The restrictions and conditions of Section 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in any continuous relationship with the Company or any Affiliate (either as applicable, a “Service Recipient”) as an employee, Non-Employee Director or Consultant (the “Service Relationship”) through each such Vesting Date; provided that the vesting of the Award shall accelerate and the Award shall become fully vested immediately upon (x) the termination of the Service Relationship due to the Grantee’s death or disability, or (y) a Sale Event, subject to the Grantee’s continued Service Relationship through the date of such Sale Event.

Number of Restricted Stock Units Vested	Vesting Date

%%SHARES_PERIOD1,’999,999,999’%-%	%%VEST_DATE_PERIOD1%-%
%%SHARES_PERIOD2,’999,999,999’%-%	%%VEST_DATE_PERIOD2%-%
%%SHARES_PERIOD3,’999,999,999’%-%	%%VEST_DATE_PERIOD3%-%

The Administrator may at any time accelerate the vesting schedule specified in this Paragraph 2.

7.              Termination of Service Relationship. If the Grantee’s Service Relationship terminates for any reason prior to the satisfaction of the vesting conditions set forth in Section 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units. The Company’s determination of the reason for termination of the Grantee’s Service Relationship with any Service Recipient shall be conclusive and binding on the Grantee and the Grantee’s representatives or legatees.

8.              Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs except to the extent a longer period is permitted for death under Section 409A of the Code), the Company shall issue to the Grantee the number of shares of Stock equal to the aggregate number of Restricted Stock Units that have vested pursuant to Section 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such shares.

5.              Incorporation of Plan. Notwithstanding anything herein to the contrary, this Agreement shall be subject to and governed by all the terms and conditions of the Plan, which is incorporated herein by reference, including the powers of the Administrator set forth in Section 2(b) of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein.

7.              Responsibility for Taxes.

(d)            The Grantee acknowledges that, regardless of any action taken by the Company, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Grantee’s participation in the Plan and legally applicable to the Grantee (“Tax-Related Items”) is and remains the Grantee’s responsibility, and may exceed any amount actually withheld by the Company or Service Recipient if required by any applicable laws outside the United States. The Grantee further acknowledges that the Company and/or Service Recipient (1) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Restricted Stock Units, including, but not limited to, the grant or vesting of the Restricted Stock Units, the subsequent sale of shares of Stock acquired pursuant to such vesting and the receipt of any dividends; and (2) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Restricted Stock Units to reduce or eliminate the Grantee’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Grantee is subject to Tax-Related Items in more than one jurisdiction, the Grantee acknowledges that the Company and/or any current or former Service Recipient may be required to withhold or account for Tax-Related Items in jurisdiction(s) outside the United States and may seek evidence from the Grantee of residency for purposes of operating such withholding or payment on account.

(e)            The Company shall not be responsible for withholding any Tax-Related Items, unless required by applicable laws outside of the United States, and if so required, the Company shall have the power and the right, and may take such action as it deems appropriate, to ensure that all Tax-Related Items are withheld or collected from the Grantee in a manner compliant with the Plan and applicable law.

(f)             The Company may refuse to issue or deliver the shares of Stock or the proceeds of the sale of shares of Stock, if the Grantee fails to comply with the Grantee’s obligations in connection with the Tax-Related Items.

7.             Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.

8.             No Obligation to Continue Service Relationship. No Service Recipient is obligated by or as a result of the Plan or this Agreement to continue the Grantee’s Service Relationship and neither the Plan nor this Agreement shall interfere in any way with the right of any Service Recipient to terminate the Service Relationship of the Grantee at any time.

9.             Nature of Grant. In accepting the grant, the Grantee acknowledges, understands and agrees that:

(a)             the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;

(b)            the grant of Restricted Stock Units and the Grantee’s participation in the Plan shall not create a right to employment or other service relationship with the Company nor shall it be interpreted as forming or amending an employment or other service relationship with the Company or any Affiliate;

(c)             the Grantee is voluntarily participating in the Plan;

(d)            the future value of the underlying shares of Stock is unknown, indeterminable and cannot be predicted with certainty;

(e)            no claim or entitlement to compensation or damages shall arise from (1) forfeiture of the Restricted Stock Units resulting from the termination of the Grantee’s Service Relationship (for any reason whatsoever, whether or not later found to be invalid under or in breach of any applicable laws in the jurisdiction where the Grantee is providing services or the terms of an employment or service agreement, if any); and/or (2) termination of the Restricted Stock Units or recoupment of any shares of Stock, cash or other benefits resulting from the application of Section 16 of this Agreement; and

(f)              neither the Company nor any Affiliate shall be liable for any foreign exchange rate fluctuation between the Grantee’s local currency and the United States Dollar that may affect the value of the Restricted Stock Units or of any amounts due to the Grantee pursuant to the vesting of the Restricted Stock Units or the subsequent sale of any shares of Stock acquired upon vesting.

10.            No Advice Regarding Grant. Neither the Company nor any Affiliate is providing any tax, legal or financial advice, or making any recommendations regarding the Grantee’s participation in the Plan, or the Grantee’s acquisition or sale of the shares of Stock. The Grantee understands and agrees that the Grantee should consult with personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

11.            Integration. This Agreement, including its Exhibits A and B, constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.

12.            Personal Data.  In order to administer the Plan and this Agreement, and to implement or structure future equity grants, the Company may collect and process the Grantee’s personal data, including sharing it with its Affiliates and certain service providers in connection with administering the Plan and performing its obligations under this Agreement. The Company may also transfer the Grantee’s personal data to countries with privacy laws that may be less protective than those of the Grantee’s country.  The attached Exhibit A -- Privacy Notice, incorporated by reference into this Agreement as if fully set forth herein, further describes how the Grantee’s personal data will be collected, processed and transferred and the Grantee’s rights with respect to personal data processed for the purposes of administering the Plan and this Agreement.

13.           Language. The Grantee acknowledges that the Grantee is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Grantee to understand the terms and conditions of this Agreement. If the Grantee has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different that the English version, the English version will control unless otherwise required by local law.

14.           Electronic Delivery and Acceptance. The Company may, in its sole discretion, decide to deliver any documents related to the Restricted Stock Units or future awards that may be granted under the Plan by electronic means. The Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

15.           Insider Trading Restrictions/Market Abuse Laws. The Grantee acknowledges that the Grantee may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States, the Grantee’s country and the designated broker’s country, which may affect the ability to, directly or indirectly, acquire or sell, or attempt to sell, shares of Stock, rights to shares of Stock or rights linked to the value of shares of Stock (e.g., Restricted Stock Units) under the Plan during such times as the Grantee is considered to have “inside information” regarding the Company (as defined by applicable laws in the applicable jurisdiction). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Grantee placed before the Grantee possessed inside information. Furthermore, the Grantee could be prohibited from (i) disclosing the inside information to any third party, which may include fellow employees and (ii) “tipping” third parties or causing them otherwise to buy or sell securities. Any restrictions under these laws or regulations may be separate from and are in addition to those restrictions imposed under the Company’s insider trading policies and procedures as in effect and amended from time to time. The Grantee acknowledges the responsibility to comply with any applicable restrictions, and the Grantee should speak to a personal advisor on this matter.

16.           Clawback/ Recoupment. The Restricted Stock Units, whether vested or unvested, and/or the shares of Stock (or other benefits) acquired upon vesting and settlement of the Restricted Stock Units, may be subject to any applicable Company clawback or recoupment policies, as may be in effect and amended from time to time, whether any such policy is adopted before, on or after the date of this Agreement or required under applicable laws (the “Recoupment Policies”). The Restricted Stock Units, whether vested or unvested, and any shares of Stock (or other benefits) acquired upon vesting and settlement of the Restricted Stock Units, shall be subject to deduction, clawback or forfeiture if and to the extent provided in any Recoupment Policies as well as to the extent required to comply with any recoupment requirement imposed under applicable laws, rules, regulations or stock exchange listing standards. In order to satisfy any such recoupment obligations, among other things, the Grantee expressly authorizes the Company to issue instructions, on the Grantee's behalf, to any brokerage firm or stock plan service provider engaged by the Company to hold any shares of Stock or other amounts acquired pursuant to the Restricted Stock Units to re-convey, transfer or otherwise return such shares and/or other amounts to the Company upon the Company's enforcement of the Recoupment Policies or compliance with applicable laws. No attempted or actual recovery of compensation as described in this Section 16 will be an event giving rise to the Grantee's right to resign for “good reason” or “constructive termination” (or similar term) under any plan of, or agreement with, any Service Recipient.

17.            Foreign Asset/Account, Exchange Control and Tax Reporting. The Grantee’s country of residence and/or Service Relationship may have certain foreign asset and/or account reporting requirements and exchange controls that may affect the Grantee’s ability to acquire or hold shares of Stock under the Plan or cash received from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Stock acquired under the Plan) in a brokerage or bank account outside the Grantee’s country. The Grantee understands that the Grantee may be required to report such accounts, assets or transactions to the tax or other authorities in the Grantee’s country. The Grantee may also be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to the Grantee’s country through a designated bank or broker and/or within a certain time after receipt. In addition, the Grantee may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Stock acquired under the Plan. The Grantee acknowledges that it is the Grantee’s responsibility to be compliant with all such requirements, and that the Grantee should consult personal and legal tax advisors, as applicable, to ensure compliance.

18.            Exhibit B. Notwithstanding anything in this Agreement, this Award shall be subject to any additional terms and conditions set forth in Exhibit B to this Agreement for the Grantee’s country of residence and/or Service Relationship. Moreover, if the Grantee transfers residence and/or Service Relationship to, or is considered a citizen or resident for local law purposes of, one of the countries included in Exhibit B, the special terms and conditions for such country will apply to the Grantee, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Grantee’s transfer). Exhibit B constitutes part of this Agreement.

19.            Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Grantee’s participation in the Plan, on the Restricted Stock Units and on any shares of Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require the Grantee to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

20.            Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

21.            Compliance with Law. Notwithstanding any other provision of the Plan or this Agreement, unless there is an exemption from any registration, qualification or other legal requirement applicable to the shares of Stock, the Company shall not be required to deliver any shares of Stock issuable upon vesting of the Restricted Stock Units prior to the completion of any registration or qualification of the shares under any applicable local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Grantee understands that the Company is under no obligation to register or qualify the shares of Stock with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the shares.

22.            Governing Law and Venue. The Restricted Stock Unit grant and the provisions of this Agreement are governed by, and subject to, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters are governed by and construed in accordance with the internal laws of the State of Delaware, applied without regard to the conflict of law provisions, as provided in the Plan. For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the Commonwealth of Massachusetts, agree that such litigation shall be conducted in the courts of Middlesex County, Massachusetts, or the federal courts for the United States for the District of Massachusetts, where this grant is made and/or to be performed.

23.            Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

24.            Waiver. The Grantee acknowledges that a waiver by the Company of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Grantee or any other grantee.

BLUEPRINT MEDICINES CORPORATION

By:
Name:	Kathryn D. Haviland
Title:	President and Chief Executive Officer

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Dated:
Grantee’s Signature

Grantee’s name and address: %%FIRST_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%COUNTRY%-% %%ZIPCODE%-%

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR

NON-EMPLOYEE DIRECTORS UNDER THE

BLUEPRINT MEDICINES CORPORATION 2024 STOCK INCENTIVE PLAN

EXHIBIT A

Privacy Notice

If you, the individual named as the Grantee in the Agreement to which this Exhibit A – Privacy Notice is attached, choose to participate in the Plan, the Company will collect, use, disclose, and retain certain personal data about you. This Privacy Notice describes how your personal data will be used and to whom it will be disclosed. It also describes your rights with respect to your personal data.

Your personal data is information that identifies you or could reasonably be used to identify you. Your personal data will be processed by the Company (the Data Controller,) Company Affiliates and third-party service providers (“Providers”) as necessary for the performance of this Agreement and to administer the Plan.

Collection and Use of Personal Data

Personal data collected includes Social Security or other identification number, email address and telephone number, home address, date of birth, salary, nationality, and job title.

Additionally, information about your shares of Stock or directorships held in the Company, details of all Restricted Stock Units, Stock Options or any other entitlement to or eligibility for shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in your favor, and other information for which collection and processing is necessary for the purpose of implementing and administering the Plan and/or general performance of this Agreement.

Sharing of Personal Data

Your personal data will be shared with one or more of the Company’s Affiliates and certain Providers in connection with administering the Plan and performing its obligations under the Agreement.

When sharing your personal data with Providers, we do so for purposes of administering the Plan and we enter into a contract with the Provider that describes the purposes for sharing your personal data and requires the third-party recipient to protect the confidentiality of and secure the personal data shared, and prohibits use or disclosure of the personal data for any purpose except performing the services under the contract, or as necessary to comply with applicable law.

Only Company employees who need access to your personal data collected as part of administering the Plan and performing obligations under the Agreement will have access to this information.

Transfers of Personal Data

Your personal data may be sent to the Company, Company Affiliates and Providers in the United States or any country where we have operations or in which we engage Providers, which may include locations outside of your country of residence and where data protection rules may be different or provide less protection from those of your country. In certain circumstances, courts, law enforcement agencies, regulatory agencies or security authorities in those other countries may be entitled to access your personal data.

If you are located in the European Economic Area (“EEA”), United Kingdom or Switzerland, your personal data may be transferred to any of the Company, Company Affiliates and Providers in non-EEA countries that are recognized by the European Commission as providing an adequate level of data protection. For transfers of your personal data to countries not considered adequate by the European Commission, the Company has implemented adequate measures to protect your personal data (for example, putting in place contractual arrangements approved by the European Commission, or Standard Contractual Clauses).

Security

The Company will use reasonable technical, administrative and physical safeguards to help protect your personal data from loss, misuse and unauthorized access or disclosure.

Retention of Information

Your personal data will be retained in accordance with the Company’s legitimate business needs and for purposes of compliance with legal, regulatory, audit and tax requirements for as long as allowed by applicable law. After this period, personal data will be deleted, unless the Company has a legal basis to retain it for a different purpose.

Privacy Rights

Depending on the laws applicable to your location (e.g., European Economic Area, Switzerland, United Kingdom, and various US state laws), you may have the right to request access to, modify, export, delete, etc. your personal data. These rights are not absolute and only apply in certain circumstances. This means that the Company may be unable or not obligated to grant your request, for example, due to legal requirements to which the Company is subject.

In some cases, in order to grant a request to exercise your rights, the Company may need to collect additional information from you to verify your identity, such as a government-issued identification. The Company will not discriminate against you for exercising your rights, but you will be unable to participate in the Plan if the Company is not able to process your personal data.

In many countries (e.g., European Economic Area Member States, Switzerland, the United Kingdom, etc.) the country Data Protection Authority (DPA) is responsible for making sure that applicable data protection laws are followed. For more information about your privacy rights, or if you wish to file a complaint, you may contact your local DPA. A list of European Union supervisory authorities is available here: https://edpb.europa.eu/about-edpb/board/members_en; United Kingdom - Information Commissioner’s Office (ICO): https://ico.org.uk; Switzerland – Federal Data Protection and Information Commissioner: Data Protection - Switzerland (admin.ch).

In compliance with the EU-U.S. Data Privacy Framework and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF, Blueprint Medicines commits to refer unresolved complaints concerning our handling of personal data received in reliance on the EU-U.S. DPF and the UK Extension to the EU-U.S. DPF and the Swiss-U.S. DPF to BBB NATIONAL PROGRAMS, an alternative dispute resolution provider based in the United States.  If you do not receive timely acknowledgment of your DPF Principles-related complaint from us, or if we have not addressed your DPF Principles-related complaint to your satisfaction, please visit www.bbbprograms.org/dpf-complaints for more information or to file a complaint.  The services of BBB NATIONAL PROGRAMS are provided at no cost to you.

If your complaint involves human resources data transferred to the United States from the European Union or Switzerland in the context of the employment relationship, and the Company does not address it satisfactorily, the Company commits to cooperate with the panel established by the EU data protection authorities (DPA Panel), and the Swiss Federal Data Protection and Information Commissioner and to comply with the advice given by the DPA panel or FDPIC with regard to such human resources data. To pursue an unresolved human resources complaint, you should contact the state or national data protection or labor authority in the appropriate jurisdiction. Contact details for the EU data protection authorities can be found at https://edpb.europa.eu/about-edpb/board/members_en. Complaints related to human resources data should not be addressed to the BBB NATIONAL PROGRAMS.

If your DPF complaint cannot be resolved through the above channels, under certain conditions, you may invoke binding arbitration for some residual claims not resolved by other redress mechanisms. See https://www.dataprivacyframework.gov/s/article/ANNEX-I-introduction-dpf.

Contact Us

For questions about this Privacy Notice, to exercise applicable rights related to your personal data, or for more information about the Company’s privacy and data protection practices, please contact us at the appropriate locations:

EEA, Switzerland, or UK

EUPrivacy@blueprintmedicines.com

United States

Privacy@blueprintmedicines.com

EXHIBIT B

RESTRICTED STOCK UNIT AWARD AGREEMENT FOR

NON-EMPLOYEE DIRECTORS UNDER THE

BLUEPRINT MEDICINES CORPORATION 2024 STOCK INCENTIVE PLAN

Country-Specific Terms and Conditions

Capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Blueprint Medicines Corporation 2024 Stock Incentive Plan as may be amended and restated and the Restricted Stock Unit Award Agreement for Non-Employee Directors, including its Exhibit A.

Terms and Conditions

This Exhibit B includes additional terms and conditions that govern the Award if the Grantee provides services and/or resides in one of the countries included herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Restricted Stock Unit Award Agreement for Non-Employee Directors.

If the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Grantee is currently residing and/or providing services or if the Grantee transfers residency and/or Service Relationship to another country after the Restricted Stock Units are granted, the Administrator shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall apply to the Grantee.

Notifications

This Exhibit B also includes notifications regarding securities law, exchange controls and certain other issues of which the Grantee should be aware with respect to the Grantee’s participation in the Plan. These notifications are based on the securities, exchange control and other laws in effect in the respective countries as of May 2024. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Grantee not rely on the information herein as the only source of information relating to the consequences of the Grantee’s participation in the Plan because the information may be out of date at the time Participant is granted or vests in the Restricted Stock Units or sells shares of Stock acquired under the Plan. In addition, the information contained herein is general in nature and may not apply to the Grantee’s particular situation, and the Company is not in a position to assure the Grantee of any particular result. Accordingly, the Grantee should seek appropriate professional advice as to how the relevant laws in the Grantee’s country may apply to the Grantee’s situation.

Finally, if the Grantee is a citizen or resident (or is considered as such for local law purposes) of a country other than the one in which the Grantee is currently residing and/or providing services or if the Grantee transfers residency and/or Service Relationship to another country after the Restricted Stock Units are granted, the notifications contained herein may or may not be applicable to the Grantee.

FRANCE

Notifications

Restricted Stock Units Not French-Qualified. The Restricted Stock Units granted under this Agreement are not intended to qualify for the specific tax and social security treatment pursuant to Sections L. 225-197-1 to L. 225-197-5 and L. 22-10-59 to L. 22-10-60 of the French Commercial Code, as amended.

Consent to Receive Information in English. By accepting the Restricted Stock Units, the Grantee confirms having read and understood the Plan and the Agreement, and all terms and conditions included therein, which were provided in the English language. The Grantee accepts the terms of those documents accordingly.

En acceptant les Restricted Stock Units, le Titulaire de les Restricted Stock Units confirme avoir lu et compris le Plan et le Contrat y relatifs, incluant tous leurs termes et conditions, qui ont été transmis en langue anglaise. Le Titulaire de les Restricted Stock Units accepte les dispositions de ces documents en connaissance de cause.

Exchange Control Information. If the Grantee imports or exports cash (e.g., proceeds from the sale of shares of Stock acquired under the Plan) with a value equal to or exceeding a certain threshold, and does not use a financial institution to do so, he or she must submit a report to the customs and excise authorities.

Foreign Asset/Account Reporting Information. The Grantee must report any shares of Stock and bank or brokerage accounts held outside France (including any accounts that were opened, used and/or closed during the tax year) on an annual basis, on form No. 3916, together with the Grantee’s income tax return. It is the Grantee’s responsibility to comply with French foreign asset and account reporting requirements, and neither the Company nor any Service Recipient will be liable for any resulting fines or penalties.

GERMANY

Notifications

Exchange Control Information. Cross-border payments in excess of €12,500 in connection with the purchase or sale of securities must be reported to the German Federal Bank. In the event that German residents make or receive a payment in excess of this amount (including if the Grantee acquires shares of Stock with a value in excess of this amount under the Plan or sells such shares via a foreign broker, bank or service provider and receives proceeds in excess of this amount) and/or if the Company withholds or sells shares of Stock with a value in excess of this amount to cover the Grantee's liability for Tax-Related Items, the German resident must report the payment and/or the value of the shares of Stock withheld or sold to Bundesbank. Such reports must be made electronically using the “General Statistics Reporting Portal” (Allgemeines Meldeportal Statistik) available via Bundesbank’s website: www.bundesbank.de or via such other method (e.g., via email or telephone) as is permitted or required by Bundesbank. The report must be submitted monthly or within such timeframe as is permitted or required by Bundesbank. The German resident Grantee is responsible for making this report.

Foreign Asset/Account Reporting Information. If the acquisition of shares of Stock under the Plan leads to a “qualified participation” at any point during the calendar year, the Grantee will need to report the acquisition when the Grantee files a tax return for the relevant year. A qualified participation is attained if (i) the value of the shares of Stock acquired exceeds €150,000 or (ii) in the unlikely event the Grantee holds shares of Stock exceeding 10% of the Company’s total Stock.

ITALY

Terms and Conditions

Plan Document Acknowledgment. By accepting the Restricted Stock Units, the Grantee acknowledges that the Grantee has received a copy of the Plan and the Agreement, including Exhibit A and this Exhibit B, has reviewed these documents in their entirety and fully understands and accepts all provisions contained therein. The Grantee further acknowledges that the Grantee has read and specifically and expressly approves the provisions regarding Section 3: “Termination of Service Relationship,” Section 6: “Tax Withholding,” Section 8: “No Obligation to Continue Service Relationship,” Section 9: “Nature of Grant,” Section 12: “Personal Data,” Section 13: “Language” and Section 22: “Governing Law and Venue” in the Agreement.

Notifications

Foreign Asset/Account Reporting Information. Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and shares of Stock) that may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule, or on a special form if not required to file a tax return) for the year during which the assets are held. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.

Tax on Foreign Financial Assets. Italian residents are subject to a tax on the value of financial assets held outside Italy if the amount of the foreign financial assets tax calculated on all such financial assets exceeds a certain threshold. The taxable amount will be the fair market value of the financial assets (e.g., Restricted Stock Units, shares of Stock) assessed on December 31 or on the last day of the year that the assets were held (if shares of Stock are acquired or sold during the year, the taxable amount is reduced in proportion to the number of days the shares were held during the calendar year). The tax is assessed as part of the annual tax return.

NETHERLANDS

There are no country-specific provisions.

SPAIN

Notifications

Foreign Asset/Account Reporting Requirement Information. To the extent the Grantee holds shares of Stock or has a bank account outside of Spain with a value in excess of €50,000 (for each type of asset category) as of December 31 each year, the Grantee will be required to report information on such assets and/or accounts on their tax return Form 720 for such year. After such shares of Stock or accounts are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported shares or accounts increases by more than €20,000 (for each type of asset category) as of each subsequent December 31, or if the Grantee sells shares of Stock or closes a bank account that was previously reported.

Further, the Grantee is required to electronically declare to the Bank of Spain any securities accounts (including brokerage accounts) held abroad, as well as the securities (including shares of Stock acquired under the Plan) held in such accounts, if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 exceed €1,000,000. Different thresholds and deadlines to file the declaration apply. However, if neither such transactions during the immediately preceding year nor the balances/positions as of December 31 exceed €1,000,000, no such declaration must be filed unless expressly required by the Bank of Spain.

Labor Law Acknowledgment. This provision supplements Section 9: “Nature of Grant” in the Agreement:

By accepting the Restricted Stock Units, the Grantee acknowledges, understands and agrees that the Grantee is voluntarily participating in, and has received a copy of, the Plan. The Grantee acknowledges having read and accepts Section 3: “Termination of Service Relationship” and Section 9: “Nature of Grant” of this Agreement.

The Grantee understands that the Company, in its sole discretion, has unilaterally, gratuitously and in its sole discretion decided to grant Restricted Stock Units under the Plan to individuals who may be employees, Non-Employee Directors and Consultants of the Company and its Affiliates. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Service Recipient on an ongoing basis over and above the specific terms of the Plan. Consequently, the Grantee understands that the Restricted Stock Units are granted on the assumption and condition that neither the Restricted Stock Units nor the shares of Stock acquired at vesting of the Restricted Stock Units shall become a part of any employment or other service contract with any Service Recipient nor shall they be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Grantee understands and freely accepts that the future value of the Restricted Stock Units and shares of Stock is unknown and unpredictable. In addition, the Grantee understands that the grant would not be made to the Grantee but for the assumptions and conditions referred to above; thus, the Grantee acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the Restricted Stock Units grant shall be null and void.

The Grantee also understands and agrees that subject to any exceptions set forth in Section 3: “Termination of Service Relationship” of this Agreement and in the Plan, in the event of the termination of the Grantee’s Service Relationship for any reason (including the reasons listed below), the Restricted Stock Units will cease vesting. In particular, the Grantee understands and agrees that any unvested Restricted Stock Units will be forfeited without entitlement to the underlying shares of Stock or to any amount as indemnification in the event of a termination of the Grantee’s Service Relationship as described in the Agreement prior to vesting of the Restricted Stock Units by reason of, including but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without good cause (e.g., subject to a “despido improcedente”), individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by any Service Recipient and under Article 10.3 of the Royal Decree 1382/1985.

Securities Law Information. No “offer of securities to the public,” as defined under Spanish law, has taken place or will take place in the Spanish territory in connection with the grant of the Restricted Stock Units. The Plan and the Agreement have not been nor will they be registered with the Comisión Nacional del Mercado de Valores, and do not constitute a public offering prospectus.

SWITZERLAND

Notifications

Securities Law Information. The offering of participation in the Plan is considered a private offering in Switzerland; therefore, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Plan (i) constitute a prospectus according to articles 35 et seq. of the Swiss Federal Act on Financial Services (“FinSA”), (ii) may be publicly distributed or otherwise made publicly available in Switzerland to any person other than an employee of or service provider to any Service Recipient or (iii) has been or will be filed with, approved or supervised by any Swiss reviewing body according to article 51 FinSA or any Swiss regulatory authority, including the Swiss Financial Market Supervisory Authority.

Foreign Asset / Account Reporting Information. Swiss residents are required to declare all of their foreign bank and brokerage accounts in which they hold cash or securities, including the accounts that were opened and/or closed during the tax year, as well as any other assets, on an annual basis on in their tax return. This includes the Restricted Stock Unit granted to the Grantee under the Plan which should not be subject to the net wealth tax, but must be reflected “pro memoria” in the statement on bank accounts and securities (Wertschriftenverzeichnis) that the Grantee is required to file with the Grantee’s tax return.

UNITED KINGDOM

Terms and Conditions

Responsibility for Taxes. The following provision supplements Section 6: “Tax Withholding” in the Agreement:

Without limitation to Section 6 of the Agreement, the Grantee hereby agrees that they are liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or any Service Recipient, or by His Majesty’s Revenue & Customs (“HMRC”) (or any other tax authority or any other relevant authority). The Grantee also hereby agrees to indemnify and keep indemnified the Company and any Service Recipient against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other tax authority or any other relevant authority) on the Grantee’s behalf.

Notwithstanding the foregoing, if the Grantee is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the Grantee understands that they may not be able to indemnify the Company for the amount of any Tax-Related Items not collected from or paid by the Grantee, if the indemnification could be considered to be a loan. In this case, the Tax-Related Items not collected or paid may constitute a benefit to the Grantee on which additional income tax and National Insurance Contributions (“NICs”) may be payable. The Grantee understands that they will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for paying to the Company and/or any Service Recipient the amount of any NICs due on this additional benefit, which may also be recovered from the Grantee by any of the means referred to in Section 6 of the Agreement.

Section 431 Election. If the Grantee is or becomes a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act) prior to vesting of the Restricted Stock Units, the Company may require, as a condition of participation in the Plan and the settlement of the Restricted Stock Units, that the Grantee enter into, jointly with the Service Recipient, an election within Section 431 of the U.K. Income Tax (Earnings and Pensions) Act 2003 (“ITEPA 2003”) in respect of computing any tax charge on the acquisition of “restricted securities” (as defined in Sections 423 and 424 of ITEPA 2003) (the “431 Election”). This election will be to treat the shares of Stock acquired pursuant to the vesting of the Restricted Stock Units as if such shares were not restricted securities (for U.K. tax purposes only) despite the Company's clawback or recoupment policies as may be in effect. If the Grantee does not enter into the 431 Election if and when requested by the Company, the Grantee will not be entitled to vest in the Restricted Stock Units and no shares of Stock will be issued to the Grantee, without any liability to the Company or any Service Recipient.